                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                COMPS.COM, INC.,

                               COSTAR GROUP, INC.,

                                       and

                                  ACQ SUB, INC.

                          Dated as of November 3, 1999



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                                TABLE OF CONTENTS

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RECITALS ..............................................................................1

ARTICLE I The Merger; Closing; Effective Time..........................................1
         1.1.   The Merger.............................................................1
         1.2.   Closing ...............................................................2
         1.3.   Effective Time.........................................................2

ARTICLE II Certificate of Incorporation and By-Laws of the Surviving Corporation.......2
         2.1.   The Certificate of Incorporation.......................................2
         2.2.   By-Laws ...............................................................2

ARTICLE III Officers and Directors of the Surviving Corporation........................3
         3.1.   Directors..............................................................3
         3.2.   Officers...............................................................3

ARTICLE IV Effect of the Merger on Capital Stock; Exchange of Certificates.............3
         4.1.   Effect on Capital Stock................................................3
                (a)      Merger Consideration..........................................3
                (b)      Cancellation of Shares........................................4
                (c)      Merger Sub....................................................4
         4.2.   Cash Election Procedures...............................................4
                (a)      Allocation....................................................4
                (b)      Election Procedures ..........................................4
                (c)      Distributions with Respect to Unexchanged Shares; Voting......7
                (d)      Transfers.....................................................8
                (e)      Fractional Shares.............................................8
                (f)      Termination of Exchange Fund..................................8
                (g)      Lost, Stolen, or Destroyed Certificates.......................8
                (h)      Affiliates....................................................9
         4.3.   Dissenters' Rights.....................................................9
         4.4.   Adjustments to Prevent Dilution........................................9
         4.5    Company Warrants......................................................10

ARTICLE V Representations and Warranties..............................................10
         5.1.   Representations and Warranties of the Company.........................10
                (a)      Organization, Good Standing, and Qualification...............10
                (b)      Capital Structure............................................12
                (c)      Corporate Authority; Approval and Fairness...................13
                (d)      Governmental Filings; No Violations..........................13
                (e)      Company Reports; Financial Statements........................14
                (f)      Absence of Certain Changes...................................15
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                (g)      Litigation and Liabilities...................................16
                (h)      Employee Benefits   .........................................16
                (i)      Compliance with Laws; Permits................................18
                (j)      Takeover Statutes   .........................................19
                (k)      Environmental Matters........................................19
                (l)      Tax Matters..................................................20
                (m)      Taxes........................................................20
                (n)      Labor Matters................................................21
                (o)      Insurance....................................................21
                (p)      Intellectual Property........................................21
                (q)      Brokers and Finders .........................................23
                (r)      Year 2000 Compliance.........................................23
                (s)      Unlawful Contribution/Payment................................24
         5.2.   Representations and Warranties of Parent and Merger Sub...............25
                (a)      Capitalization of Merger Sub.................................25
                (b)      Organization, Good Standing, and Qualification...............25
                (c)      Capital Structure............................................26
                (d)      Corporate Authority..........................................26
                (e)      Governmental Filings; No Violations..........................27
                (f)      Parent Reports; Financial Statements.........................28
                (g)      Compliance with Laws; Permits................................28
                (h)      Takeover Statutes............................................29
                (i)      Tax Matters..................................................29
                (j)      Brokers and Finders .........................................29
                (k)      Available Funds..............................................29
                (l)      Year 2000 Compliance.........................................29
                (m)      Absence of Certain Changes...................................30
                (n)      Litigation and Liabilities...................................31

ARTICLE VI Covenants..................................................................31
         6.1.   Interim Operations....................................................31
         6.2.   Acquisition Proposals.................................................33
         6.3.   Information Supplied..................................................34
         6.4.   Stockholders Meeting..................................................35
         6.5.   Filings; Other Actions; Notification..................................35
         6.6.   Taxation..............................................................36
         6.7.   Access  ..............................................................36
         6.8.   Affiliates............................................................37
         6.9.   Stock Exchange Listing and De-listing.................................37
         6.10   Directors' and Officers' Indemnification..............................38
         6.11.  Publicity.............................................................38
         6.12.  Benefits..............................................................39
                (a)      Stock Options................................................39
                (b)      Employee Benefits............................................39
                (c)      Limited Accelerated Vesting and Exercisability...............39
                (d)      New Options..................................................39
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                (e)      Severance....................................................39
                (f)      ESPP.........................................................40
         6.13.  Election to Parent's Board of Directors...............................40
         6.14.  Expenses..............................................................40
         6.15.  Other Actions by the Company and Parent...............................40
                (a)      Takeover Statute.............................................40
         `      (b)      Dividends....................................................41
                (c)      Cash Expenditure Certificate.................................41

ARTICLE VII Conditions................................................................41
         7.1.   Conditions to Each Party's Obligation to Effect the Merger............41
                (a)      Stockholder Approval.........................................41
                (b)      Regulatory Consents..........................................41
                (c)      Litigation...................................................41
                (d)      S-4..........................................................42
         7.2.   Conditions to Obligations of Parent and Merger Sub....................42
                (a)      Representations and Warranties...............................42
                (b)      Performance of Obligations of the Company....................42
                (c)      Consents Under Agreements....................................42
                (d)      Tax Opinion..................................................42
                (e)      Legal Opinion................................................43
                (f)      Affiliates Letters...........................................43
                (g)      Accountant Letter............................................43
                (h)      Stock Option Plan............................................43
                (i)      Voting Agreement.............................................43
                (j)      Pledge Agreement.............................................43
                (k)      Calculation of Cash Expenditures.............................43
                (l)      Cash Shortfall...............................................44
                (m)      Employment/Non-competition Agreement.........................44
                (n)      Litigation and Liabilities...................................44
                (o)      Compensation and Benefit Plans...............................45
                (p)      Company Warrants.............................................45
         7.3.   Conditions to Obligation of the Company...............................45
                (a)      Representations and Warranties...............................45
                (b)      Performance of Obligations of Parent and Merger Sub..........45
                (c)      Tax Opinion..................................................45
                (d)      Legal Opinion................................................46
                (e)      Accountant Letter............................................46
                (f)      Nasdaq National Market Listing...............................46

ARTICLE VIII Termination..............................................................46
         8.1.   Termination by Mutual Consent.........................................46
         8.2.   Termination by Either Parent or the Company...........................46
         8.3.   Termination by the Company............................................47
         8.4.   Termination by Parent.................................................48
         8.5.   Effect of Termination and Abandonment.................................48
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ARTICLE IX Miscellaneous and General..................................................49
         9.1.   Survival..............................................................49
         9.2.   Modification or Amendment.............................................49
         9.3.   Waiver  ..............................................................49
         9.4.   Counterparts..........................................................49
         9.5.   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.........................49
         9.6.   Notices ..............................................................50
         9.7.   Entire Agreement; NO OTHER REPRESENTATIONS............................52
         9.8.   No Third Party Beneficiaries..........................................52
         9.9.   Obligations of Parent and of the Company..............................52
         9.10.  Severability..........................................................52
         9.11.  Interpretation........................................................53
         9.12.  Assignment............................................................53
         9.13.  Executive Officer.....................................................53
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                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of November 3, 1999 (this "Agreement"), by and among COMPS.COM, Inc., a Delaware corporation (the "Company"), CoStar Group, Inc., a Delaware corporation ("Parent"), and Acq Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITALS

        WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of the Company with and into Merger Sub (the "Merger") and approved this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for the purposes of Section 368 of the Code; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants, and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and of the respective representations, warranties, covenants, and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                       The Merger; Closing; Effective Time

        1.1. The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease. Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger



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shall have the effects specified in the General Corporation Law of the State of
Delaware, as amended (the "DGCL").

        1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Shea & Gardner, 1800 Massachusetts Avenue, N.W., Washington, D.C. at 10:00 A.M. on the first day that is not a Saturday, Sunday, or a day when commercial banks in The City of New York are authorized by law, rule, or regulation to be closed (each such day, a "Business Day") on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (such date and time, the "Closing Date").

        1.3. Effective Time. Concurrently with the Closing, the Company and Merger Sub will cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged, and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware or such other date and time as agreed upon by the Company and Merger Sub and specified in the Certificate of Merger (the "Effective Time").

                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

        2.1. The Certificate of Incorporation. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article 1 of the Charter shall be amended to read in its entirety as follows: "The name of the Corporation is:

        2.2. By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended as provided therein or by applicable law.



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                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

        3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Charter and by-laws of the Surviving Corporation, or as otherwise provided by law.

        3.2. Officers. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation and shall hold office from the Effective Time until removed or until their respective successors are duly elected or appointed and qualified in the manner provided in the Charter and by-laws of the Surviving Corporation, or as otherwise provided by law.

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

        4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

        (a) Merger Consideration. Subject to Section 4.2, each share of the Common Stock, par value $0.01 per share, of the Company (the "Shares"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 4.3(a)), Shares owned by Parent, Merger Sub, or any other direct or indirect subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties (collectively, "Excluded Shares")) shall be converted into, and become exchangeable for the following (the "Merger Consideration"): the right to receive (i) $7.50 in cash (the "Cash Consideration"), without interest thereon, or (ii) 0.31496 shares of Common Stock, par value $0.01 per share (the "Parent Common Stock"), of Parent (the "Stock Consideration"). At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist,



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and each certificate (a "Certificate") previously representing any of such
Shares (other than Excluded Shares and Dissenting Shares) shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any dividends or other distributions pursuant to Section 4.2(c).

        (b) Cancellation of Shares. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the Parent Companies or owned by the Company or any direct or indirect subsidiary of the Company (other than Shares that are in each case owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, (i) cease to be outstanding, (ii) be canceled and retired without payment of any consideration therefor, and (iii) cease to exist.

        (c) Merger Sub. At the Effective Time, each share of Common Stock, par value $1 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall remain outstanding and each certificate therefor shall continue to evidence one share of Common Stock, par value $1 per share, of the Surviving Corporation.

        4.2.    Cash Election Procedures.

        (a) Allocation. Notwithstanding anything in this Agreement to the contrary, the maximum number of Shares (the "Cash Election Number") to be converted into the right to receive Cash Consideration in the Merger shall be the largest whole number less than or equal to (i) 49.9 percent of the number of Shares issued and outstanding immediately prior to the Effective Time less (ii) the number of Shares to be canceled in accordance with Section 4.1(b). The number of Shares to be converted into the right to receive Stock Consideration in the Merger (the "Stock Election Number") shall be equal to the number of Shares issued and outstanding immediately prior to the Effective Time less the sum of (i) the Cash Election Number and (ii) the number of Shares to be canceled in accordance with Section 4.1(b).

        (b)     Election Procedures.

                (i) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent, with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the former holders of Shares, certificates representing the shares of Parent



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Common Stock and any cash and any dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to Sections 4.1 and 4.2(c) in exchange for outstanding Shares upon due surrender of the Certificates pursuant to the provisions of this Article IV (such cash and certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

                (ii) Subject to allocation and proration in accordance with the provisions of this Section 4.2, each record holder of Shares (other than Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled (A) to elect to receive in respect of each such Share (x) Cash Consideration (a "Cash Election") or (y) Stock Consideration (a "Stock Election") or (B) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for such Shares (a "Non-Election"). Shares in respect of which a Non-Election is made (including shares in respect of which such an election is deemed to have been made pursuant to this Section 4.2 and Section 4.3 (collectively, "Non-Election Shares")) shall be deemed by Parent, in its sole and absolute discretion, subject to Sections 4.2(b)(v)-(vii), to be, in whole or in part, Shares in respect of which Cash Elections or Stock Elections have been made.

                (iii) Elections pursuant to Section 4.2(b)(ii) shall be made on a form and with such other provisions to be reasonably agreed upon by the Company and Parent (a "Form of Election") to be provided by the Exchange Agent for that purpose to holders of record of Shares (other than holders of Excluded Shares and Dissenting Shares), together with appropriate transmittal materials, at the time of mailing to holders of record of Shares of the Prospectus-Proxy Statement (as defined in Section 6.3) in connection with the stockholders' meeting referred to in Section 6.4. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (x) properly completed, signed, and submitted to the Exchange Agent at its designated office, by 5:00 p.m., New York City time, on the Business Day that is two Business Days prior to the Closing Date (which date shall be publicly announced by Parent as soon as practicable but in no event less than five Business Days prior to the Closing Date) (the "Election Deadline") and (y) accompanied by the Certificate(s) representing the Shares as to which the election is being



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made (or by an appropriate guarantee of delivery of such Certificate(s) by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided that such Certificates are in fact delivered to the Exchange Agent within three Business Days after the date of execution of such guarantee of delivery). The Company shall use commercially reasonable efforts to make a Form of Election available to all persons who become holders of record of Shares (other than Excluded Shares and Dissenting Shares) between the date of mailing described in the first sentence of this Section 4.2(b)(iii) and the Election Deadline. Parent shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent and whether Forms of Election have been properly completed, signed, and submitted or revoked. The decision of Parent (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Parent shall make reasonable efforts to, or shall make reasonable efforts to cause the Exchange Agent to, notify holders of Shares of defects in any Form of Election submitted to the Exchange Agent. A holder of Shares that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

                (iv) An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any Certificate(s) representing Shares that have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such Certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with paragraph (b)(ii), such Shares shall be Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any Shares have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Shares shall promptly be returned without charge to the person submitting the same.

                (v) In the event that the aggregate number of Shares in respect of which Cash Elections have been made (collectively, the "Cash Election Shares") exceeds the Cash Election Number, all shares in respect of which Stock Elections have been made (the "Stock Election Shares") and all Non-Election Shares in respect of which Stock Elections are deemed to have been made (it being understood that in such case all Non-Election Shares shall be deemed to be shares in respect of which Stock Elections have been



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made) shall be converted into the right to receive Stock Consideration, and all
Cash Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

                (A) a cash proration factor (the "Cash Proration Factor") shall be determined dividing the Cash Election Number by the total number of Cash Election Shares; the quotient shall be carried to five decimal places.

                (B) the number of Cash Election Shares to be converted into the right to receive cash shall be determined by multiplying the Cash Proration Factor by the total number of Shares covered by each Cash Election.

                (C) each Share covered by a Cash Election and not converted into a right to receive cash as set forth above shall be converted into Stock Consideration in the Merger.

                (vi) In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares in respect of which Cash Elections are deemed to have been made (it being understood that in such case all Non-Election Shares shall be deemed to be Shares in respect of which Cash Elections have been made) shall be converted into the right to receive Cash Consideration, and all Stock Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

                (A) a stock proration factor (the "Stock Proration Factor") shall be determined by dividing the Stock Election Number by the total number of Stock Election Shares; the quotient shall be carried to five decimal places.

                (B) the number of Stock Election Shares to be converted into the right to receive cash shall be determined by multiplying the Stock Proration Factor by the total number of Shares covered by each Stock Election.

                (C) each Share covered by a Stock Election and not converted into a right to receive Parent Common Stock as set forth above shall be converted into the right to receive cash in the Merger.

                (vii) In the event that neither clause (v) nor clause (vi) of this Section 4.2(b) is applicable, (x) Non-Election Shares shall be deemed Stock Election Shares



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such that the total number of Stock Election Shares equals the Stock Election
Number and any remaining Non-Election Shares shall be deemed Cash Election Shares, (y) all Cash Election Shares and all Non-Election Shares in respect of which Cash Elections are deemed to have been made shall be converted into the right to receive Cash Consideration, and (z) all Stock Election Shares and all Non-Election Shares in respect of which Stock Elections are deemed to have been made shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests).

                (viii) The Exchange Agent, in consultation with Parent and the Company, shall (A) periodically, upon request of Parent or the Company, provide information with respect to Forms of Election received and (B) make all computations to give effect to this Section 4.2.

        (c)     Distributions with Respect to Unexchanged Shares; Voting.

                (i) All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

                (ii) Holders of unsurrendered Certificates shall be entitled to vote, after the Effective Time, at any meeting of stockholders of Parent, the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have



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exchanged their Certificates.

        (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

        (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in a net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate fractional shares of Parent Common Stock that such holders otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent, at the market price, within five Business Days after the date upon which the Certificate(s) (or affidavit(s) of loss in lieu thereof) that would otherwise result in the issuance of such fractional shares of Parent Common Stock have been received by the Exchange Agent. Any costs, including, but not limited to, brokerage commissions of such sales shall be borne by Parent.

        (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the former stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends, and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, with out any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent, or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (g) Lost, Stolen, or Destroyed Certificates. In the event any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such person of a bond in customary amount as indemnity against



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any claim that may be made against it with respect to such Certificate, the
Exchange Agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

        (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Sec tion 6.8) of the Company shall not be exchanged until Parent has received a written agreement from such person as provided in Section 6.8.

        4.3.    Dissenters' Rights.

        (a) Notwithstanding anything in this Agreement to the contrary, Shares which were outstanding on the date for the determination of stockholders entitled to vote on the adoption of this Agreement and which were not voted in favor of or were voted against the adoption of this Agreement and the holders of which have demanded that the Company purchase such shares at their fair value in accordance with Section 262 of the DGCL and have not failed to perfect or shall not have effectively withdrawn or lost their rights to purchase for cash under the DGCL (the "Dissenting Shares") shall not be converted into the Merger Consideration, but instead, the holders thereof shall be entitled to have their shares purchased by the Company for cash at the fair value of such Company Dissenting Shares as agreed upon or determined in accordance with the provisions of Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her, or its right to appraisal and payment under the DGCL, such holder's Shares shall thereupon be deemed to have been converted, at the Effective Time, as No Election Shares, into the Merger Consideration set forth in Section 4.1, without any interest thereon.

        (b) The Company shall provide Parent (i) prompt notice of any demands pursuant to Section 262 of the DGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

        (c) For purposes of Section 4.2, Dissenting Shares shall be deemed to be Shares in respect of which Cash Elections have been made.

        4.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible into, exchangeable for, or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible into, exchangeable for, or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction.

        4.5 Company Warrants. At the Effective Time, each outstanding warrant to purchase Shares shall, subject to the receipt of the consents referred to in Section 7.2(p), be canceled in exchange for the issuance, at the Closing, of the number of shares of Parent Common Stock equal to (a) the product of (i) the aggregate number of Shares for which such warrant was immediately prior to the Effective Time exercisable multiplied by (ii) 0.31496; minus (b)
(i) the quotient of (A) the aggregate exercise price of such warrant immediately prior to the Effective Time divided by (B) $23.8125; provided that no fractional interests in a share of Parent Common Stock shall be issued, and any holder of a warrant entitled to a fractional share under this Section 4.5 shall be entitled to a cash payment in lieu thereof, as provided in Section 4.2(e).

                                    ARTICLE V

                         Representations and Warranties

        5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub that:

        (a) Organization, Good Standing, and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification. The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' respective certificates of incorporation and by-laws, each as amended to date. The Company's and its Subsidiaries' certificates of incorporation and by-laws so delivered are in full force and effect. Neither the Company nor any of its Subsidiaries (i) is in violation or default of any provision of its certificate of incorporation, by-laws, or other organizational documents, or (ii) (A) on the date of this Agreement is in material breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and as of the date of this Agreement there does not exist any state of facts which, with notice or lapse of time or both would constitute such a breach or default on the part of the Company and/or any of its Subsidiaries; or (B) on the Closing Date will be in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound other than such a breach or default that, individually or in the aggregate, would not reasonably expected to have a Company Material Adverse Effect; and as of the Closing Date there will not exist any state of facts which, with notice or lapse of time or both would constitute such a breach or default on the part of the Company and/or any of its Subsidiaries. Section 5.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business.

        As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, or Parent, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties, business, or results of operations of the Company and its Subsidiaries, taken as a whole; provided that no one or more of the following shall be deemed to constitute in and of itself, or be taken into account in determining, the occurrence of a Company Material Adverse Effect: (A) any effect arising from or relating to general industry or economic conditions,
(B) any effect relating to, affecting, or with respect to, the Internet business or the real estate business generally, (C) any effect arising from transactions contemplated by this Agreement or the public announcement thereof (excluding from the foregoing any pending or threatened litigation or one or more events or circumstances which otherwise would be a breach of any representation, warranty or covenant of the Company contained in this Agreement), (D) any decline in trading prices in financial markets generally or in the trading price of shares of Company Common Stock (excluding from the foregoing any declines arising out of public announcement of one or more events or circumstances which otherwise would be a breach of any representation, warranty or covenant of Company contained in this Agreement or otherwise constitute a Company Material Adverse Effect), or (E) the failure of the Company to meet earnings expectations published in analysts reports or in the financial projections provided by the Company to Parent (excluding from the foregoing any effects on earnings arising out of, related to, or otherwise by virtue of one or more events or circumstances which otherwise would be a breach of any representation, warranty or covenant of Company contained in this Agreement or otherwise constitute a Company Material Adverse Effect).

        (b) Capital Structure. The authorized capital stock of the Company consists of 75,000,000 Shares of Common Stock, par value $0.01 per share, of which 11,954,647 Shares were outstanding as of the close of business on November 3, 1999, and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of which no shares were outstanding as of the close of business on September 30, 1999. All of the outstanding Shares have been duly authorized and are validly issued, fully paid, and nonassessable. The Company has no Shares or Preferred Shares reserved for issuance, except that, as of November 3, 1999, there were 2,800,000 Shares reserved for issuance pursuant to the Stock Plan and 300,000 Shares reserved for issuance pursuant to the Company's 1999 Employee Stock Purchase Plan (the "ESPP"), of which 22,657 Shares have been issued as of November 3, 1999. For the Purchase Interval (as defined in the ESPP) ending January 31, 2000, a maximum of $232,500 can be contributed to the ESPP to repurchase Shares. The Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase Shares under the Stock Plan or under any other arrangement (each a "Company Option"), including the holder, date of grant, exercise price, number of Shares subject thereto, number of Shares underlying the exercisable portion of the option, number of Shares underlying the unexercisable portion of the option, and vesting schedule for the unexercisable portion of the option. The Company Disclosure Letter contains a correct and complete list of each outstanding warrant or similar right to purchase Shares, including the holder, date of grant, exercise price, number of Shares underlying the warrant, and any other rights associated with the warrant. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and owned by a direct or indirect wholly-owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim, or other encumbrance. The administrator of each stock option plan of the Company who has discretion regarding acceleration of the exercisability of any option under such plan or with respect to any aspect or provision of such plan relating to the termination, exercise, amendment, cancellation, or change in any option or other right under such plan in the event of a transaction of the kind contemplated by this Agreement has not taken any action with respect to the options or other rights, including without limitation, accelerating vesting of options or rights. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, registration rights, rights of first refusal, repurchase rights, agreements, arrangements, or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued, or outstanding. Except as set forth in the Company Disclosure Letter, the Company does not have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt").

        (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver, and perform its obligations under this Agreement, and to consummate the Merger, subject only to adoption of this Agreement by the holders of the outstanding Shares (the "Company Requisite Vote"). This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

                (ii) The board of directors of the Company (A) on November 3, 1999, unanimously approved this Agreement and the Merger and the other transactions contemplated hereby and (B) has received the opinion of its financial advisors, Volpe Brown Whelan & Company LLC ("Volpe"), to the effect that, as of November 3, 1999, the consideration to be received by the holders of the Shares in the Merger is fair to such holders (other than Summit Ventures III, L.P., Summit Investors II, L.P., and Christopher A. Crane), a copy of which opinion has been delivered to Parent. It is agreed and understood that such opinion is for the benefit of the Company's Board of Directors and may not be relied on by Parent or Merger Sub.

        (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), and (C) required to be made with the Nasdaq National Market, no notices, reports, or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits, or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body, or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect or prevent, materially delay, or materially impair the ability of the Company to consummate transactions contemplated by this Agreement.

                (ii) The execution, delivery, and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in a breach or violation of, or a default under, the respective certificate of incorporation or by-laws of the Company or any of its Subsidiaries. On the date of this Agreement, the execution, delivery, and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in, (A) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest, or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time, or both) pursuant to any agreement, lease, contract, note, mortgage, indenture, arrangement, or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject, or (B) any change in the rights or obligations of any party under any of the Contracts.

        On the Closing Date, the execution, delivery, and performance of this Agreement by the Company will not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in, (x) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest, or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time, or both) pursuant to any Contracts binding upon the Company or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject, or (y) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (x) or (y) above, for a breach, violation, default, acceleration, creation, or change that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company Disclosure Letter sets forth a correct and complete list of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are required prior to consummation of the transactions contemplated by this Agreement.

        (e) Company Reports; Financial Statements. (i) The Company has provided Parent with access to each registration statement, report, proxy statement, or information statement prepared by it since December 31, 1998 (the "Audit Date"), including (A) the Company's registration statement on Form S-1 (File No. 333-72901) (as amended from time to time, the "S-1"), (B) the Company's current reports on Form 8-K, and (C) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999, each in the form (including exhibits, annexes, and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date of this Agreement and as amended, the "Company Reports"). As of the date the S-1 became effective under the Securities Act, the S-1 did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of their respective dates (or, if amended, as of the date of such amendment) the Company Reports (other than the S-1) did not, and any Company Reports filed with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Except as disclosed in the Company Disclosure Letter, the Company has filed as exhibits to the Company Reports all contracts and other documents that were required to be so filed by the Securities Act and the rules and regulations promulgated thereunder, and, with respect to contracts and other documents made subsequently to the most recently filed Company Reports, would be required to be filed as exhibits to Company Reports required to be filed in the future. The Company Disclosure Letter includes a complete listing of all real property owned or leased by the Company or any of its Subsidiaries. Except as set forth in the Company Disclosure Letter, the contracts so described in the Company Reports are in full force and effect on the date of this Agreement.

                (ii) The Company has furnished to Parent a consolidated balance sheet and a consolidated statement of operations, each initialed by the Company and by Parent, that each present the consolidated financial position and results of operations of the Company and its subsidiaries as of September 30, 1999 and for the three months then ended (collectively, the "1999 Q3 Financials"). Each of the consolidated balance sheets included in the Company Reports (including the related notes and schedules) and the 1999 Q3 Financials fairly presents, or (with respect to Company Reports filed with the SEC subsequent to the date of this Agreement) will fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of its date, and each of the consolidated statements of operations and of cash flows included in the Company Reports (including any related notes and schedules) and the 1999 Q3 Financials fairly presents, in all material respects, or (with respect to Company Reports filed with the SEC subsequent to the date of this Agreement) will, in all material respects, fairly present, the results of operations, accumulated deficit, if any, and cash flows, as applicable, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the omission of notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

        (f) Absence of Certain Changes. Except for transactions contemplated by this Agreement or disclosed in the Company Disclosure Letter or the Company Reports filed prior to the date of this Agreement, since June 30, 1999 (the "Interim Date"), the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been: (i) any material change or any development or combination of developments of which management of the Company has knowledge in the financial condition, properties, business, or results of operations of the Company and its Subsidiaries; (ii) any material damage, destruction, or other casualty loss with respect to any material asset or property owned, leased, or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance;
(iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date of this Agreement; (iv) any change by the Company in accounting principles, practices, or methods; (v) (A) any incurrence by the Company or of its Subsidiaries of any liabilities or obligations, indirect, direct, or contingent or (B) any entering into of any oral or written agreement or other transaction, which in the case of (A) or (B) is not in the ordinary course of business; (vi) any default, either by the Company or any of its Subsidiaries, in the payment of principal or interest on any outstanding debt obligations by the Company or its Subsidiaries; (vii) any change in the capital stock of the Company or any of its Subsidiaries other than upon the exercise of any options or warrants; or (viii) any increase in the short- or long-term debt of the Company and/or any of its Subsidiaries. Since the Interim Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date of this Agreement, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)).

        (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date of this Agreement or as disclosed in the Company Disclosure Letter, as of the date of this Agreement, there are no (i) civil, criminal, or administrative actions, suits, claims, hearings, investigations, or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Subsidiaries or (ii) except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, except for liabilities and obligations incurred in the ordinary course of business or related to the transactions contemplated by this Agreement.

        (h)     Employee Benefits.

                (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy, or arrangement that covers employees, directors, former employees, or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date of this Agreement. The Compensation and Benefit Plans are listed the Company Disclosure Letter and any "change of control," severance, or similar provisions therein are specifically identified in the Company Disclosure Letter.

                (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date of this Agreement, there is no pending or, to the knowledge of the officers of the Company, threatened litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or
Section 502 of ERISA.

                (iii) As of the date of this Agreement, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen, or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date of this Agreement or will be required to be filed in connection with the transactions contemplated by this Agreement.

                (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

                (vi) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth in the Company Disclosure Letter. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any liability thereunder.

                (vii) Except as set forth in the Company Disclosure Letter, the consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable, or trigger any other material obligation pursuant to any of the Compensation and Benefit Plans, or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

        (i) Compliance with Laws; Permits. Except as set forth in the Company Reports filed prior to the date of this Agreement, or as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local, or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license, or permit of any Governmental Entity (collectively, "Laws") applicable to such businesses. Except as set forth in the Company Reports filed prior to the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the officers of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of the executive officers of the Company, and except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, no change is required in the Company's or any of its Subsidiaries' processes, properties, or procedures in connection with any such Laws, and the Company has not received any notice or communication of any noncompliance with any such Laws that has not been cured as of the date of this Agreement. The Company and its Subsidiaries each have all permits, licenses, franchises, variances, exemptions, orders, and other governmental authorizations, consents, and approvals necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement. For purposes of this Section 5.1(i), "Company Material Adverse Effect" shall include any effect that has, or is reasonably expected to have, an adverse effect on the financial condition of the Company or any of its Subsidiaries (individually or in the aggregate) equal to or in excess of $50,000.

        (j) Takeover Statutes. No "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation (each, a "Takeover Statute") or any anti-takeover provision in the Company's certificate of incorporation or by-laws is, or at the Effective Time will prevent or restrain the Merger, or the other transactions contemplated by this Agreement.

        (k) Environmental Matters. Except as disclosed in the Company Reports prior to the date of this Agreement: (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws (as defined below); (ii) no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings, or other structures) is contaminated with any Hazardous Substance (as defined below); (iii) no property formerly owned or operated by the Company or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation; (iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim, or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction, or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (viii) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost, or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (ix) the Company has delivered to Parent copies of all environmental reports, studies, assessments, sampling data, and other environmental information in its possession relating to Company or its Subsidiaries or their respective current and former properties or operations.

        As used herein, the term "Environmental Law" means any federal, state, local, or foreign statute, law, regulation, order, or decree relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release, or threatened release of any Hazardous Substance, or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination, or any injury or threat of injury to persons or property relating to any Hazardous Substance.

        As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified, or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material, or radon; and (C) any other substance which is the subject of regulatory action by any Government Entity in connection with any Environmental Law.

        (l) Tax Matters. As of the date of this Agreement, neither the Company nor any of its Affiliates as defined in Rule 12b-2 under the Exchange Act has taken or agreed to take any action, nor do the officers of the Company have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        (m) Taxes. The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes (as defined below) that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor, or third party, except with respect to matters contested in good faith, or as would not, individually or in the aggregate, have a Company Material Adverse Effect; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date of this Agreement, there are not pending or, to the knowledge of the executive officers of the Company, threatened in writing, any audits, examinations, investigations, or other proceedings in respect of Taxes or Tax matters, and as of the Closing Date, there will not be any pending or, to the knowledge of the executive officers of the Company, threatened in writing, any audits, examinations, investigations, or other proceedings in respect of Taxes or Tax matters, other than those that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. There are not, to the knowledge of the executive officers of the Company, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability. The Company has made available to Parent true and correct copies of the United States federal and California State income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 1996, 1997 and 1998. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise, or similar Taxes that accrued on or before

December 31, 1998 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company Reports filed on or prior to the date of this Agreement.

        As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local, and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy, and other taxes, duties, or assessments of any nature whatsoever, together with all interest, penalties, and additions imposed with respect to such amounts and any interest in respect of such penalties and additions and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates, and information returns) required to be supplied to a Tax authority relating to Taxes.

        For purposes of this Section 5.1(m), "Company Material Adverse Effect" shall include any effect that has, or is reasonably expected to have, an adverse effect on the financial condition of the Company or any of its Subsidiaries (individually or in the aggregate) equal to or in excess of $50,000.

        (n) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the officers of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down, or lockout involving the Company or any of its Subsidiaries.

        (o) Insurance. A list of each of the Company's and each of its Subsidiaries' insurance policies is set forth in the Company Disclosure Letter as of the date of this Agreement. Such policies are in full force and effect as of the date of this Agreement.

        (p)     Intellectual Property.

                (i) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are material to the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the officers of the

Company all patents, trademarks, trade names, service marks, and copyrights held by the Company and/or its Subsidiaries are valid and subsisting. A list of each of the Company's and each of its Subsidiaries' patents, trademarks, trade names, service marks, copyrights, and any applications therefor, and computer software programs or applications is set forth in the Company Disclosure Letter.

                (ii) Except as disclosed in Company Reports filed prior to the date of this Agreement or as disclosed in the Company Disclosure Letter:

                (A) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense, or other agreement as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets, or computer software (collectively, "Third-Party Intellectual Property Rights");

                (B) no claims with respect to (i) the patents, registered and unregistered trademarks and service marks, copyrights, trade names, and any applications therefor, trade secrets or computer software owned by the Company or any of its Subsidiaries (collectively, "Company Intellectual Property Rights") or (ii) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the officers of the Company, are threatened or pending by any person;

                (C) to the knowledge of the executive officers of the Company, there are no grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing, or use of any product as now used, sold, or licensed or proposed for use, sale, or license by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark, or trade secret of any person, (ii) against the use by the Company or any of its Subsidiaries, of any Company Intellectual Property Right or Third-Party Intellectual Property Right used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted, (iii) challenging the ownership, validity, or enforceability of any of the Company Intellectual Property Rights, or (iv) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries; and

                (D) to the knowledge of the executive officers of the Company, there is no unauthorized use, infringement, or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (i) has received notice that it has been sued or charged in writing as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement of any trade secret, patent, trademark, service mark, or copyright and which has not been finally terminated, or been informed or notified by any third party that the Company and/or any of its Subsidiaries may be engaged in such infringement, (ii) has received notice that the Company and/or any of its Subsidiaries is allegedly violating the intellectual property rights of any third party, or (iii) has, to the knowledge of the Company's executive officers, infringed any trade secret, patent, trademark, service mark, or copyright of another.

                (E) neither the Company nor any of its Subsidiaries has (i) any obligation to compensate any person in connection with any Company Intellectual Property Rights or (ii) any obligation to pay any third party any royalties upon the sale or licensing of any of its products. Except as set forth in the Company Disclosure Letter, or except in the ordinary course of business, neither the Company nor any of its Subsidiaries has granted to any person any rights to use, under license or otherwise, any Company Intellectual Property Rights, whether requiring the payment of royalties or not.

        (q) Brokers and Finders. Neither the Company nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Volpe as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date of this Agreement.

        (r) Year 2000 Compliance. Except as listed in the Company Disclosure Letter, as to specific System Components (as defined below), all of the computer hardware, software, networks, peripherals, and components used in the Company's and its Subsidiaries' business are Year 2000 Compliant (as defined below).

                (i)     To ensure Year 2000 Compliant status for its System
Components:

                (A) The Company has designed, modified, and tested its and its Subsidiaries' product lines to ensure that each is fully Year 2000 Compliant;

                (B) The Company: (x) has used commercially reasonable efforts to obtain the latest Year 2000 related information from each of its and its Subsidiaries' system vendors and manufacturers and (y) has put into use all required system updates and made all other modifications to systems and operating procedures recommended by said vendors or manufacturers with regard to Year 2000 Compliance; and

                (C) The Company has requested in writing that each of the manufacturers and vendors of any System Components or other products or services supplied by third party manufacturers or vendors and used in the Company's or its Subsidiaries' products or services promptly provide standard Year 2000 Compliance letters (and the Company is not aware of any respect in which any of its System Components or services supplied by third party suppliers and used in the Company's or its Subsidiaries' products or services is not Year 2000 Compliant).

                (ii) For purposes of this Agreement, "Year 2000 Compliant" with respect to a computer system or System Component means that both of the following "A" and "B" are true of the computer system or System Component:

                (A)     the system or System Component either:

                        (x) does not store, use, or operate upon date data at all and is not affected by date data; or

                        (y) will not produce errors reading, storing, using, communicating, outputting, or otherwise processing date data in connection with the year change from 1999 to 2000, as long as
                (A) the system is installed, configured, and used in accordance with the documentation and recommendations circulated to the purchasers/customers of such system or component by its supplier, vendor, or manufacturer as of the date of this Agreement; (B) accurate data is used in said processing; and (C) all of the other customer-supplied systems used with said system correctly supply and receive date data; and

                (B) the computer system or System Component will operate without loss of function or performance degradation related to storage, use, calculation, or output of, or other operation with respect to, date data, over its operational date range, including at least the date range January 1, 1980 through December 31, 2035.

                (iii) For purposes of this Agreement, the term "System Components" means and includes all of the following: items and components of computer hardware and software, hardware and software systems and portions thereof, networks, peripherals, programming modules and libraries, databases, and specific hardware and software features and functions.

        (s) Unlawful Contribution/Payment. To the knowledge of the Company's executive officers, neither the Company, any of its Subsidiaries, nor any of its or their employees or agents, in relation to their employment or agency on behalf of the Company or its Subsidiaries, at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any foreign, federal, or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

        5.2. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company that:

        (a) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $1 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub, and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub, to issue any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities, or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

        (b) Organization, Good Standing, and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification.

        As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, properties, business, or results of operations of Parent and its Subsidiaries, taken as a whole; provided that no one or more of the following shall be deemed to constitute in and of itself, or be taken into account in determining, the occurrence of a Parent Material Adverse Effect: (A) any effect arising from or relating to general industry or economic conditions, (B) any effect relating to or affecting, or with respect to, the Internet business or the real estate business generally, (C) any effect arising from transactions contemplated by this Agreement or the public announcement thereof (excluding from the foregoing any pending or threatened litigation or one or more events or circumstances which otherwise would be a breach of any representation, warranty or covenant of Parent contained in this Agreement,
(D) any decline in trading prices in financial markets generally or in the trading price of shares of Parent Common Stock (excluding from the foregoing any declines arising out of public announcement of one or more events or circumstances which otherwise would be a breach of any representation, warranty or covenant of Parent contained in this Agreement or otherwise constitute a Parent Material Adverse Effect), or (E) the failure of Parent to meet earnings expectations published in analysts reports or in the financial projections provided by Parent to the Company or Volpe (excluding from the foregoing any effects on earnings arising out of, related to, or otherwise by virtue of one or more events or circumstances which otherwise would be a breach of any representation, warranty or covenant of Parent contained in this Agreement or otherwise constitute a Parent Material Adverse Effect).

        (c) Capital Structure. The authorized capital stock of Parent consists of 30,000,000 shares of Parent Common Stock, of which 12,873,447 shares were outstanding as of the close of business on October 31, 1999, and 2,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares were outstanding as of the close of business on October 31, 1999. All of the outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Parent has no Parent Common Stock reserved for issuance, except that, as of October 31, 1999, there were 2,050,000 shares of Parent Common Stock reserved for issuance pursuant to the 1998 Stock Incentive Plan (the "Parent Stock Plan") and an aggregate of 45,450 shares of Parent Common Stock reserved for issuance under outstanding warrants. On October 31, 1999, there were outstanding options to acquire an aggregate of 1,359,458 shares of Parent Common Stock. Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid, and nonassessable and owned by a direct or indirect wholly-owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim, or other encumbrance. As of the date of this Agreement, except as set forth above, and in Parent's registration statement filed on Form S-1 and effective May 4, 1999, on the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, or commitments to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued, or outstanding other than options outstanding under the Parent Stock Plan. As of the date of this Agreement, Parent does not have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter ("Parent Voting Debt").

        (d)     Corporate Authority.

                (i) No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and, has taken all corporate action necessary in order to execute, deliver, and perform its obligations under this Agreement and to consummate the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                (ii) Parent has taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The shares of Parent Common Stock, when issued in the manner contemplated by this Agreement, will be validly issued, fully paid, and nonassessable, and no person will have any preemptive right of subscription or purchase in respect thereof. Such shares of Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

        (e) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act and the Exchange Act, or (C) required to be made with the Nasdaq National Market, no notices, reports, or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits, or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger
Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay, or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

                (ii) The execution, delivery, and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the respective certificate of incorporation or by-laws of Parent and Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest, or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time, or both) pursuant to any Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject, or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation, or change that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay, or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

        (f) Parent Reports; Financial Statements. Parent has provided the Company with access to each registration statement, report, proxy statement, or information statement prepared by it since the Audit Date, including (i) the Parent's registration statement on Form S-1 (File No. 333-74953) filed with the SEC (the "Parent S-1"), (ii) the Parent's current reports on Form 8-K, (iii) the Parent's Annual Report on Form 10-K for the year ended December 31, 1998, and
(iv) the Parent's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, all in the form (including exhibits, annexes, and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date of this Agreement, the "Parent Reports"). As of the date the Parent S-1 became effective under the Securities Act, the Parent S-1 did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of their respective dates, the Parent Reports (other than the S-1) did not, and any Parent Reports filed with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in the Parent Reports (including the related notes and schedules) fairly presents, in all material respects, or will fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of operations and of cash flows included in the Parent Reports (including any related notes and schedules) fairly presents, in all material respects, or will fairly present, in all material respects, the results of operations, retained earnings, and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the omission of notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

        (g) Compliance with Laws; Permits. Except as set forth in the Parent Reports filed prior to the date of this Agreement, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws applicable to the business, except for violations or possible violations that, individually or in the aggregate, are not reasonably expected to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Except as set forth in the Parent Reports filed prior to the date of this Agreement, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of the executive officers of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably expected to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. To the knowledge of the executive officers of Parent, and except as would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect, no change is required in Parent's or any of its Subsidiaries' processes, properties, or procedures in connection with any such Laws, and Parent has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement.

        (h) Takeover Statutes. No Takeover Statute or any anti-takeover provision in Parent's certificate of incorporation or by-laws is applicable to Parent, the Parent Common Stock, the Merger, or the other transactions contemplated by this Agreement.

        (i) Tax Matters. As of the date of this Agreement, neither Parent nor any of its Affiliates has taken or agreed to take any action, nor do the executive officers of Parent have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        (j) Brokers and Finders. Neither Parent nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders fees in connection with the Merger or the other transactions contemplated by this Agreement.

        (k) Available Funds. Parent has, or will have available to it at the Closing, all funds necessary to satisfy all of its obligations hereunder and in connection with the Merger and the other transactions contemplated by this Agreement.

        (l) Year 2000 Compliance. Except as would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect, as to specific System Components, all of the computer hardware, software, networks, peripherals, and components used in Parent's business are Year 2000 Compliant.

        To ensure Year 2000 Compliant status for its System Components:

                (i) Parent has designed, modified and tested its and its Subsidiaries' product lines to ensure that each is fully Year 2000 Compliant;

                (ii) Parent (A) has used commercially reasonable efforts to obtain the latest Year 2000 related information from each of its system vendors and manufacturers and (B) has put into use all required system updates and made all other modifications to systems and operating procedures recommended by said vendors or manufacturers with regard to Year 2000 Compliance; and

                (iii) Parent has requested in writing that each of the manufacturers and vendors of any System Components or other products or services supplied by third party manufacturers or vendors and used in Parent's and its Subsidiaries products or services promptly provide standard Year 2000 Compliance letters (and Parent is not aware of any respect in which any of its System Components or services supplied by third party suppliers and used in Parent's or its Subsidiaries' products or services is not Year 2000 Compliant).

        (m) Absence of Certain Changes. Except for transactions contemplated by this Agreement or disclosed in the Parent Reports filed prior to the date of this Agreement, between the Interim Date and the date of this Agreement, Parent and its Subsidiaries, for as long as each such entity has been a Subsidiary, have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any material change or any development or combination of developments of which management of Parent has knowledge in the financial condition, properties, business, or results of operations of Parent and its Subsidiaries, taken as a whole; (ii) any material damage, destruction, or other casualty loss with respect to any material assets or property owned, leased, or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date of this Agreement; (iv) any material change by Parent in accounting principles, practices, or methods; (v)
(A) any incurrence by the Company or any of its Subsidiaries of any liabilities or obligations, indirect, direct, or contingent or (B) any entering into any oral or written agreement or other transaction, which in the case of (A) or (B) would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect or was not incurred in the ordinary course of business, or (vi) any default in the payment of principal or interest on any outstanding debt obligations of Parent.

        (n) Litigation and Liabilities. Except as previously disclosed to the Company or as disclosed in the Parent Reports filed prior to the date of this Agreement, or as would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect, there are no (i) civil, criminal, or administrative actions, suits, claims, hearings, investigations, or proceedings pending, or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, except for liabilities and obligations incurred in the ordinary course of business or related to the transactions contemplated by this Agreement, or any other facts or circumstances (other than facts or circumstances related to the transactions contemplated by this Agreement) of which any of the executive officers of Parent has knowledge that could result in any claims against, or obligations or liabilities of, Parent or any of its Subsidiaries.

                                   ARTICLE VI

                                    Covenants

        6.1. Interim Operations. The parties intend that the following covenants shall preserve the Company's business, finances, and operations as currently conducted, and shall not be interpreted in such a manner as to transfer such control of operations to Parent prior to the Effective Time. The Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed in light of Parent's plans for the Company's and its Subsidiaries' business after the Closing Date, and except as otherwise expressly contemplated by this Agreement):

        (a) the business of it and its Subsidiaries, including commercially reasonable efforts to bill and collect accounts receivable, shall be conducted in the ordinary and usual course and, to the extent consistent therewith, the Company and its Subsidiaries shall use their respective best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees, and business associates; provided, however, that the Company shall operate to conserve its cash and cash equivalents;

        (b) it shall not (i) issue, sell, pledge, dispose of, or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its or its Subsidiaries' certificate of incorporation or by-laws; (iii) split, combine, or reclassify its outstanding shares of capital stock; (iv) declare, set aside, or pay any dividend payable in cash, stock, or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries; or (v) repurchase, redeem, or otherwise acquire, except in connection with the Stock Plans or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

        (c) neither it nor any of its Subsidiaries shall (i) other than upon exercise of securities outstanding on September 30, 1999, issue, sell, pledge, dispose of, or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments, or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets, (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any indebtedness or other liability, (iii) make or authorize or commit for any capital expenditures other than pursuant to the year 1999/2000 capital appropriations/spending budgets initialed by Parent and the Company and previously delivered to Parent or (iv) by any means, make any acquisition of, or investment in, assets or stock of any other person or entity, other than investments in cash equivalents, and other than in the ordinary course of business, provided, however that for purposes of this Section 6.1(c), acquisitions of all or substantially all of the assets of a business shall not be considered as done in the ordinary course of business regardless of previous activities of the Company;

        (d) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend, or otherwise modify, any Compensation and Benefit Plans, pay or agree to pay any bonuses, or increase the salary, wage, bonus, or other compensation of any employees;

        (e) neither it nor any of its Subsidiaries shall settle or compromise any claims or litigation that, individually or in the aggregate, would have an adverse effect on the Company's financial condition equal to or in excess of $50,000, or, except in the ordinary and usual course of business, modify, amend, or terminate any of its material Contracts, waive, release, or assign any material rights or claims, or enter into any material Contracts or agreements;

        (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated, except in the ordinary and usual course of business;

        (g) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect;

        (h) neither it nor any of its Subsidiaries shall establish, adopt, enter into, or make any new leases, capital leases, operating lease commitments, or any renewals or extensions thereof;

        (i) neither it nor any of its Subsidiaries shall incur, authorize, or enter into any short-term or long-term debt;

        (j) it and its Subsidiaries shall (i) maintain their respective properties and facilities, in as good working order and condition as at present, ordinary wear and tear excepted, except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect; and
(ii) perform all of their respective material obligations under material agreements relating to or affecting their respective assets, properties or rights;

        (k) it and its Subsidiaries shall not: (i) guarantee any indebtedness; (ii) create or assume any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired; (iii) sell, assign, lease, pledge or otherwise transfer or dispose of any property or equipment except in the ordinary course of business consistent with past practice; (iv) acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets, or otherwise) any business or the start-up of any new business; (v) commence a lawsuit other than for routine collection of bills; or (vi) except as required by a change of Law, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any Tax Return (other than any estimated tax returns, payroll tax returns or sales tax returns or as required herein) or any amendment to a Tax Return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment;

        (l) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing; and

        (m) it shall deliver to Parent a copy of its monthly financial statements as soon as they are available but in no event later than 20 days after the last day of each calendar month and at the same time will deliver a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer listing in reasonable detail its Cash Expenditures (as defined in Section 7.2(l)) during the immediately preceding month.

        6.2. Acquisition Proposals. The Company may, directly or indirectly, furnish information in response to unsolicited requests thereof to any corporation, partnership, person, or other entity or group (each a "Bidder") that expresses a bona fide interest in making a proposal or offer concerning any merger, sale of assets, sale of shares of capital stock, similar transaction, or other business combination involving the Company or any of its Subsidiaries (each an "Acquisition Proposal") pursuant to an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 6.7). The Company shall notify Parent immediately upon executing a confidentiality agreement with a Bidder, including notifying Parent of the identity of the Bidder. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the Acquisition Proposals. The Company also agrees that it will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such person by or on behalf of it or any of its Subsidiaries, consistent with the requirement of such confidentiality agreements. The Company and its directors, officers, counsel, and other advisors and representatives (collectively, the "Representatives") may participate in discussions and negotiate with a Bidder concerning an Acquisition Proposal if the members of the Company's board of directors who are not interested in such Acquisition Proposal determine in good faith (after consultation with financial and legal advisers) that such participation could reasonably lead to an Acquisition Proposal. Except as set forth above and for discussion with Parent and its Affiliates, the Company and its Representatives shall not, directly or indirectly, participate in any discussions with respect to an Acquisition Proposal. Unless and until this Agreement is terminated, Company shall not enter into any agreement of merger, sale of assets or of shares of capital stock, similar transaction, or other business combination, involving the Company or any of its subsidiaries. Nothing in this Agreement shall prevent the Company from entering into agreements, understandings, or arrangements with any Bidder providing for fees payable in the event that an offer by Parent, pursuant to
Section 8.3(a) in response to such Bidder's Acquisition Proposal, is accepted by the board of directors of the Company; provided, that any such fees payable will increase by like amount the Cash Expenditure Amount and corresponding Cash Shortfall, if any, as calculated under Section 7.2(l) of this Agreement.

        6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its respective Subsidiaries for inclusion in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and
(ii) the Prospectus Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        6.4. Stockholders Meeting. The Company will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the adoption of this Agreement. Subject to fiduciary obligations under applicable law, the Company's board of directors shall (a) recommend such adoption and (b) take all lawful action to solicit such approval.

        6.5. Filings; Other Actions; Notification. (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus Proxy Statement. Parent shall, as promptly as practicable, prepare and file with the SEC the S-4 Registration

Statement. Parent and the Company each shall use commercially reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus Proxy Statement to the stockholders of the Company. Parent shall also use commercially reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

        (b) The Company and Parent each shall use commercially reasonable efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its board of directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

        (c) The Company and Parent shall cooperate with each other and use, and shall cause their respective Subsidiaries to use, commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper, or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports, and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

        (d) The Company and Parent each shall, upon request by the other, furnish the other with all available information concerning itself, its Subsidiaries, directors, officers, and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus Proxy Statement, the S-4 Registration Statement, or any other statement, filing, notice, or application made by or on behalf of Parent, the Company, or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

        (e) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

        6.6. Taxation. Subject to Section 6.2, neither Parent nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code or would materially increase the possibility that the Merger would be so disqualified. In addition, Parent and the Surviving Corporation shall file any and all tax returns and reports in a manner consistent with the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code, to the extent that it is consistent with the Code and regulations thereunder.

        6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall, and shall cause its Subsidiaries to, afford the Parent's Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts, and records and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent all information concerning its business, properties, and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent, or Merger Sub, and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 6.7 shall be directed to an executive officer of the Company or such person as may be designated by its officers. All such information shall be governed by the terms of the Confidentiality Agreement, dated January 21, 1999, between the Company and Parent, as amended (the "Confidentiality Agreement").

        6.8. Affiliates. Prior to the date of the Stockholders Meeting, the Company shall deliver to Parent a list of names and addresses of those persons who are, in the opinion of the Company, as of the time of the Stockholders Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person subsequently identified by either Parent or the Company as a person who may be deemed to be such an affiliate of the Company; provided, however, that no such person identified by Parent shall be added to the list of affiliates of the Company if

Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such person is not such an affiliate. The Company shall use commercially reasonable efforts to deliver or cause to be delivered to Parent, from each affiliate of the Company who makes a Stock Election identified in the foregoing list (as the same may be supplemented as aforesaid), a letter, dated as of the Closing Date, substantially in the form attached as Exhibit A (the "Affiliates Letter"). Parent agrees to sign and return to the Company a copy of each Affiliate Letter in a form reasonably satisfactory to Parent. Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger. The certificates representing Parent Common Stock received by such affiliates shall bear a customary legend for so long as required under applicable Securities Act restrictions and the provisions of this Section.

        6.9. Stock Exchange Listing and De-listing. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for inclusion on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Shares to be removed from the Nasdaq National Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        6.10    Directors' and Officers' Indemnification.

        (a) The certificate of incorporation and by-laws of the Surviving Corporation following the Merger shall contain provisions substantially similar with respect to elimination of the personal liability and indemnification to those set forth in the certificate of incorporation of the Company immediately prior to the Effective Time and the by-laws of the Company immediately prior to the Effective Time, respectively, and Parent shall cause the Surviving Corporation not to amend, repeal, or otherwise modify such provisions for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, agents, or employees of the Company or any of its Subsidiaries.

        (b) Parent shall cause the Surviving Corporation to maintain in effect for six years from the Effective Time policies of directors' and officers' liability insurance containing terms and conditions which are not materially less advantageous than those policies maintained by the Company at the date of this Agreement, with respect to matters occurring at or prior to the Effective Time, to the extent available, and having at least the same amount of coverage as the current directors' and officers' liability insurance of the Company, as provided by the Company to Parent; provided that (i) the Surviving Corporation shall not be required to spend an amount in any year in excess of 200% of the annual aggregate premiums currently paid by the Company for such insurance; and provided further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the best coverage available in the reasonable judgment of the board of directors of Parent following the Merger, for a cost not exceeding such amount; and (ii) such policies may in the sole discretion of the Surviving Corporation be one or more "tail" policies for all or any portion of the full six year period.

        6.11. Publicity. The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including the Nasdaq National Market) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement or similar with or rules of the Nasdaq National Market; provided, however, that Parent shall approve any press release made by the Company on or after the date of this Agreement (which approval shall not be unreasonably withheld or delayed).

        6.12.   Benefits.

        (a) Stock Options. Except as otherwise provided in Section 6.12(c), in the sole discretion of the Surviving Corporation, any option under any stock option plan of the Company may be assumed by the Surviving Corporation, or may be replaced with a cash incentive program of the Surviving Corporation or Parent that preserves the spread existing at the Effective Time on any Shares of the Company for which the option involved is not then otherwise exercisable (without regard to any acceleration related to the Merger) and that provides for a subsequent cash pay out in accordance with the same exercise/vesting schedule applicable to the Company Shares subject to the option. Any outstanding option that is neither assumed nor replaced with a cash alternative, as provided in this Section 6.12(a), shall be canceled at the Effective Time.

        (b) Employee Benefits. Parent agrees that, following the Effective Time, the employees of the Company and its Subsidiaries will be eligible to participate in the employee benefit plans of Parent on substantially the same terms and conditions of similarly situated employees of Parent. Parent shall, and shall cause the Surviving Corporation to, honor all employee benefit obligations to current and former employees under the Compensation and Benefit Plans and all employee severance plans (or policies) in existence on the date of this Agreement and all employment or severance agreements entered into by the Company or adopted by the board of directors of the Company prior to the date of this Agreement.

        (c) Limited Accelerated Vesting and Exercisability. Parent and Merger Sub agree that, with respect to options issued by the Company under its Stock Plans that will not be fully vested and exercisable at the Effective Time, the Company and Parent shall mutually agree upon accelerating the vesting and exercisability of certain of the unvested and unexercisable options (in an amount agreed between the Company and

Parent) of certain of the Company's employees and consultants (as mutually agreed between Company and Parent), as long as such employee or consultant agrees that he or she will execute a release of liability in a form reasonably acceptable to Parent and/or the Surviving Corporation if such employee is terminated by Parent or Merger Sub after the Effective Date; provided, however, that in no event shall the total value (calculated as $7.50 minus the exercise price) of such options to be accelerated under this Section 6.12(c) exceed $671,915.00.

        (d) New Options. Parent agrees that, following the Effective Time, certain employees of the Company, as determined by Parent in good faith, shall be granted options to purchase shares of Parent Common Stock.

        (e) Severance. The Company agrees that it shall pay no severance benefits to any employee whose employment with the Company terminates between the date of this Agreement and the Effective Time unless such employee executes a release in a form approved by Parent, which approval will not be unreasonably withheld or delayed.

        (f) ESPP. The Company will take all such action permissible under the ESPP so that participants in the ESPP may not purchase Shares under the ESPP at any time between February 1, 2000 and the day on which the Effective Time occurs, inclusive.

        6.13. Election to Parent's Board of Directors. At the Effective Time, Parent shall increase the size of its board of directors in order to cause a person mutually acceptable to the Company and Parent (the "Company Director") to be appointed to Parent's board of directors and, subject to fiduciary obligations under applicable law, shall use its best efforts to cause the Company Director to be elected as a director of Parent at the first annual meeting of stockholders of Parent with a proxy mailing date after the Effective Time; provided, however, that the foregoing commitments of Parent in this
Section 6.13 shall take effect only if and after the Company Director submits to Parent an undated irrevocable resignation from Parent's Board of Directors to take effect upon the earliest date on which Christopher A. Crane, Summit Ventures III, L.P., and Summit Investors II, L.P., hold in the aggregate less than 70% of the aggregate number of shares of Parent Common Stock issued to them as a result of the Merger.

        6.14. Expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except that costs and expenses incurred in connection with filings under the HSR Act and the filing of the S-4 Registration Statement and printing and mailing the Prospectus Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company. All costs, fees, and expenses incurred by the Company pursuant to the transactions contemplated by this Agreement must be paid or accrued by the Company prior to the Closing Date and taken into account when calculating the Cash Expenditure Amount pursuant to Section

7.2(k) and (l). Without limiting the foregoing, the Company shall bear the costs, fees, and expenses of its attorneys, accountants, and financial advisors in connection with this Agreement and any of other fees associated with this transaction (collectively, the "Transaction Costs").

        6.15.   Other Actions by the Company and Parent.

        (a) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        (b) Dividends. The Company shall coordinate with Parent the declaration and setting of record dates and payment dates of dividends on Shares so that holders of Shares do not receive dividends on both Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Shares or Parent Common Stock received in the Merger in respect of any calendar quarter.

        (c) Cash Expenditure Certificate. The Company covenants that the Cash Expenditure Certificate described in Section 7.2(k) will be true, correct, and accurate on the Closing Date in all material respects.

                                   ARTICLE VII

                                   Conditions

        7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

        (a) Stockholder Approval. The Company Requisite Vote shall have been received in accordance with applicable law and the certificate of incorporation and by-laws of the Company.

        (b) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 1.3, all notices, reports, and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits, and authorizations required to be obtained prior to the Effective Time by the Company or

Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent, and Merger Sub shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

        (c) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction, or other order (whether temporary, preliminary, or permanent) that is in effect and restrains, enjoins, or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an "Order").

        (d) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or, to the knowledge of the officers of either the Company or Parent, be threatened, by the SEC.

        7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (including any exhibits hereto) which contain a Material Adverse Effect qualifier shall be true and correct in all respects, and which do not contain a Material Adverse Effect qualifier shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of a specific date), and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

        (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement (including any exhibits hereto) at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

        (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each person whose consent or approval is required under any material Contract to which the Company or any of its Subsidiaries is a party.

        (d) Tax Opinion. Parent shall have received the opinion of Shea & Gardner, counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub, and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code; provided that if Brobeck, Phleger & Harrison LLP shall render such an opinion to Parent, then this condition shall be satisfied. For purposes of rendering such opinion, counsel shall rely on reasonable assumptions and representations as to factual matters to be provided by Parent, Merger Sub, and Company.

        (e) Legal Opinion. Parent shall have received an opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company, dated the Closing Date, substantially in the form attached as Exhibit B.

        (f) Affiliates Letters. Parent shall have received an Affiliates Letter from each person identified as an affiliate of the Company pursuant to
Section 6.8.

        (g) Accountant Letter. Parent shall have received, in form and substance reasonably satisfactory to Parent, from Ernst & Young LLP, San Diego, California, the "comfort" letter described in Section 6.5(b).

        (h)     Stock Option Plan. Except as otherwise provided pursuant to
Section 6.12(c), the administrator of each stock option plan of the Company who has discretion regarding acceleration of the exercisability of any option under such plan or with respect to any aspect or provision of such plan relating to the termination, exercise, amendment, cancellation, or change in any option or other right under such plan in the event of a transaction of the kind contemplated by this Agreement shall have exercised such discretion in accordance with written recommendations with respect thereto delivered by Parent to the Company, and if no recommendation is made by Parent, then shall not take any action with respect to the options or other rights, including without limitation, accelerating vesting of options or rights. Furthermore, all repurchase rights under the Company's 1999 Stock Incentive Plan shall have been assigned to the Surviving Corporation.

        (i) Voting Agreement. Summit Ventures III, L.P., Summit Investors II, L.P., Christopher A. Crane, Robert C. Beasley, Karen Goodrum and Christopher Fenton shall have entered into an agreement concerning the voting of their Company Shares substantially in the form attached as Exhibit C and shall be in full compliance with its terms as of the Closing Date.

        (j) Pledge Agreement. As collateral security for any Cash Shortfall (as defined below) not in excess of $5,000,000.00, Summit Ventures III, L.P., Summit Investors II, L.P., and Christopher A. Crane shall have entered into an agreement substantially in the form attached as Exhibit D (the "Pledge Agreement") transferring, pledging, and assigning to Parent, for the benefit of Parent, a security interest in the assets specified in the Pledge Agreement, and shall be in full compliance with its terms as of the Closing Date.

        (k) Calculation of Cash Expenditures. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company (the "Cash Expenditure Certificate") calculating, as of the opening of business on the Closing Date, (i) the aggregate amount of Cash Expenditures (as defined below) for each calendar month or portion thereof between the date of signing this Agreement and the Closing Date, (ii) the amount of the Cash Shortfall (as defined below), (iii) the amount of the Transaction Costs, and (iv) the Cash Expenditure Amount (as defined below).

        (l) Cash Shortfall. There shall be included in the Pledge Agreement a promise by Summit Ventures III, L.P., Summit Investors II, L.P., and Christopher A. Crane to reimburse Parent for the Cash Shortfall (subject to the auditing procedures provided in Section 8 of the Pledge Agreement), if any, out of the proceeds they shall receive pursuant to this Agreement as shareholders of the Company. For purposes of this Agreement, the "Cash Shortfall" shall equal the excess, if any, of (i) the total Cash Expenditures between the date of this Agreement and the Closing Date (the "Cash Expenditure Amount") over (ii) the sum of (A) the product of $100,000.00 multiplied by the number of days between the date of this Agreement and the Closing Date (in each case exclusive of the date of this Agreement and inclusive of the Closing Date) and (B) the actual amount of the Transaction Costs, which for purposes of this subclause (B) are capped at $2,000,000.00. "Cash Expenditures" shall mean the excess of (A) the sum of (i) cash expenditures (paid by check, wire transfer or any other means), (ii) any increase in accounts payable from the 1999 Q3 Financials to the date of measurement, (iii) any increase in accrued liabilities from the 1999 Q3 Financials to the date of measurement, and (iv) any increase in short-term or long-term debt (including, without limitation, any increase in lease obligations) from the 1999 Q3 Financials to the date of measurement, over (B) the aggregate amount of severance payments made by the Company to its employees from the date of this Agreement through the day immediately preceding the Closing Date in an amount not to exceed the following amount: (x) with respect to employees that are employed by the Company under an employment agreement in effect on the date of this Agreement, the amount of severance payments to be paid under such employment agreements; and (y) for all other employees terminated, an amount equal to four weeks of the average of such other employees' salaries.

        (m) Employment/Non-competition Agreement. Christopher A. Crane shall have entered into an employment agreement substantially in the form attached as Exhibit E and a non-competition agreement substantially in the form attached as Exhibit F.

        (n) Litigation and Liabilities. As of the Closing Date, except (i) as disclosed in the Company Reports filed prior to the date of this Agreement,
(ii) as
disclosed in the Company Disclosure Letter, or (iii) as would not, individually or in the aggregate (after allowing for any deductions to be provided under any applicable insurance coverage) be reasonably expected to have a Company Material Adverse Effect, there will be no (x) civil, criminal, or administrative actions, suits, claims, hearings, investigations, or proceedings pending or, to the knowledge of the officers of the Company, threatened against the Company or any of its Subsidiaries or (y) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, except for liabilities and obligations incurred in the ordinary course of business or related to the transactions contemplated by this Agreement.

        (o) Compensation and Benefit Plans. As of the Closing Date, there shall be no pending or, to the knowledge of the officers of the Company, threatened litigation relating to the Compensation and Benefit Plans, except (i) as disclosed in the Company Reports filed prior to the date of this Agreement,
(ii) as disclosed in the Company Disclosure Letter, or (iii) as would not, individually or in the aggregate be reasonably expected to have a Company Material Adverse Effect.

        (p) Company Warrants. Each holder of outstanding warrants to purchase Shares shall have consented to the cancellation of such warrant as provided for in Section 4.5.

        7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement which contain a Material Adverse Effect qualifier shall be true and correct in all respects, and which do not contain a Material Adverse Effect qualifier shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of a specific date), and the Company shall have received a certificate signed on behalf of Parent by the President and Chief Financial Officer of Parent and on behalf of Merger Sub by the President and Chief Financial Officer of Merger Sub to such effect.

        (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the President and Chief Financial Officer of Parent and on behalf of Merger Sub by the President and Chief Financial Officer of Merger Sub to such effect.

        (c) Tax Opinion. The Company shall have received the opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub, and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code; provided that if Shea & Gardner shall render such an opinion to the Company, then this condition shall be satisfied. For purposes of rendering such opinion, counsel shall rely on reasonable assumptions and representations as to factual matters to be provided by Parent, Merger Sub, and Company.

        (d) Legal Opinion. The Company shall have received an opinion of Shea & Gardner, counsel to Parent, dated the Closing Date, substantially in the form attached as Exhibit G.

        (e) Accountant Letter. The Company shall have received, in form and substance reasonably satisfactory to the Company, from Ernst & Young LLP, Washington, D.C., the "comfort" letter described in Section 6.5(b).

        (f) Nasdaq National Market Listing. The shares of Parent Common Stock issuable pursuant to this Agreement shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

                                  ARTICLE VIII

                                   Termination

        8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, (whether before or after the adoption of this Agreement by stockholders of the Company), by mutual written consent of the Company and Parent by action of their respective boards of directors.

        8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if: (i) the Effective Time shall not have occurred by 5:00 p.m. New York City Time on May 31, 2000, whether such date is before or after the adoption of this Agreement by the stockholders of the Company; provided, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated; (ii) the approval of the Company's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or (iii) any Order permanently restraining, enjoining, or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption of this Agreement by the stockholders of the Company).

        8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, (whether before or after the adoption of this Agreement by stockholders of the Company), by action of the board of directors of the Company in the following situations:

        (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the board of directors of the Company determines in good faith (after consultation with its financial and legal advisors) that an Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial, and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (a "Superior Proposal"), and authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning such Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within three Business Days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal, and (iv) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least 12:01 a.m. on the fourth Business Day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in a notice pursuant to this Section 8.3(a) shall change at any time after giving such notification.

        (b) if there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant, or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent.

        (c) if the Board of Directors of the Company, after consultation with its financial and legal advisors, determines in good faith that it is likely to be required by its fiduciary duties under applicable Law to withdraw or adversely modify its approval or recommendation of this Agreement and does so withdraw or adversely modify such approval or recommendation, and if the Company, prior to terminating this Agreement, pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5(b).

        8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior (whether before or after adoption of this Agreement by the stockholders of the Company) to the Effective Time by action of the Board of Directors of Parent if (i) the board of directors of the Company shall have with drawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within seven Business Days after a written request by Parent to do so, (ii) there has been a material breach by the Company of any representation, warranty, covenant, or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company, or (iii) the Company or any Representatives of the Company shall take any of the actions that would be proscribed by Section 6.2.

        8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors, or other representatives) except as otherwise provided herein; provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional material breach of this Agreement.

        (b) In the event that (i) an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2 or (ii) this Agreement is terminated (x) by the Company pursuant to Section 8.3(a) or 8.3(c) or (y) by Parent pursuant to
Section 8.4(a)(i) or (iii), then the Company shall promptly, but in no event later than two Business Days after the date of such termination, pay Parent a termination fee of $2,000,000.00 and shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the reasonable out-of-pocket costs and expenses, including without limitation those of the Exchange Agent, and Parent's and Merger Sub's legal and accounting advisors, reasonably incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement, up to a maximum of $500,000, payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent and/or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this
Section 8.5(b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of interest listed in The Wall Street Journal (absent manifest error) published on the date such payment was required to be made.

                                   ARTICLE IX

                            Miscellaneous and General

        9.1. Survival. This Article IX and the agreements of the Company, Parent, and Merger Sub contained in Sections 6.6, 6.9, 6.10, 6.12, 6.13, and
6.14 shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent, and Merger Sub contained in Sections 6.14 and 8.5, and the Confidentiality Agreement shall survive the termination of this Agreement. All representations, warranties, and other covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

        9.2. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time (whether or not the stockholder approval referred to in Section 7.1 has been received), the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

        9.3. Waiver. To the extent permitted by applicable law, at any time prior to the Effective Time or the termination of this Agreement, any party to this Agreement may (a) extend the time for performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties of such other parties in this Agreement or any other documents required to be delivered to such party under this Agreement, or (c) waive compliance by any other party to this Agreement with any of the agreements, covenants or conditions contained herein.

        9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED, AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit, or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit, or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court of the State of Delaware or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

        (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANS ACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY REPRESENTS THAT
(i) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL REPRESENTATIONS IN THIS SECTION 9.5.

        9.6. Notices. Any notice, request, instruction, or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by nationally recognized overnight courier or by facsimile and shall be deemed received when actually received or, in the case of facsimile delivery, receipt of such facsimile is confirmed by telephone call:

                if to Parent or Merger Sub:

                CoStar Group, Inc.
                7475 Wisconsin Avenue, Suite 600
                Bethesda, MD  20814
                Attention:  President
                Fax:  (301) 718-2444
                Phone: (301) 215-8300
                with a copy (which shall not constitute notice) to:

                Wilmer, Cutler & Pickering
                2445 M Street, N.W.
                Washington, DC  20037-1420
                Attention: Michael R. Klein, Esq.
                Fax:  (202) 663-6363
                Phone:  (202) 663-6000

                             and

                Shea & Gardner
                1800 Massachusetts Avenue, N.W.
                Washington, D.C.  20036
                Attention: Michael K. Isenman, Esq.
                Fax:  (202) 828-2195
                Phone:  (202) 828-2000

                if to the Company:

                COMPS.COM, Inc.
                9888 Carroll Centre Road, Suite 100
                San Diego, California  92126
                Attention:  President and Chief Executive Officer
                Fax:  (619) 684-3292
                Phone:  (619) 578-3000

                with a copy (which shall not constitute notice) to:

                Brobeck, Phleger & Harrison LLP
                550 South Hope Street
                Los Angeles, CA  90071-2604
                Attention:  Richard S. Chernicoff
                Fax:  (213) 745-3345
                Phone:  (213) 489-4060

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        9.7. Entire Agreement; NO OTHER REPRESENTATIONS. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations, and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH

PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL, AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

        9.8.    No Third Party Beneficiaries. Except as provided in Sections
6.10 (Directors' and Officers' Indemnification) and 6.12 (Benefits), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All references to the singular shall include references to the plural and vice versa and all references to the male, female, or neuter shall all include references to any or all of them. For purposes of this Agreement, the phrases "knowledge of the officers," "knowledge of the executive officers," or words of similar import mean the knowledge of such officers or executive officers, as the case may be, including facts of which such officers or executive officers, in the reasonably prudent exercise of their duties as an officer or executive officer, should be aware.

        9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other wholly-owned subsidiary as of the date of such designation.

        9.13. Executive Officer. For purposes of this Agreement, the term "executive officer" with regard to any corporation shall mean the corporation's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the corporation in charge of a principal business unit, division, or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the corporation. Executive officers of the corporation's subsidiaries shall be deemed executive officers of the corporation if they perform such policy-making functions for the corporation.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                        COMPS.COM, INC.

                                        By:  /s/ Christopher A. Crane
                                           -------------------------------------
                                        Name:  Christopher A. Crane
                                        Title: Chairman of the Board, Chief
                                               Executive Officer, and President

                                        COSTAR GROUP, INC.

                                        By:  /s/ Andrew C. Florance
                                           -------------------------------------
                                        Name:  Andrew C. Florance
                                        Title: President and Chief
                                               Executive Officer

                                        ACQ SUB, INC.

                                        By:  /s/ Andrew C. Florance

                                           -------------------------------------
                                        Name:  Andrew C. Florance
                                        Title: President

                                                                       EXHIBIT A

CoStar Group, Inc.
7475 Wisconsin Avenue
Bethesda, Maryland  20814

        Re:     Rule 145 Affiliate Letter

Ladies and Gentlemen:

        The undersigned is a holder of shares of Common Stock, par value $0.01 per share, of COMPS.COM, Inc. ("COMPS.COM Common Stock"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of COMPS.COM within the meaning of Rule 145 promulgated under the Securities Act of 1933 (the "Securities Act"), although nothing contained in this letter should be construed as an admission of such fact.

        As a result of the terms of an Agreement and Plan of Merger among CoStar Group, Inc. ("CoStar Group"), Acq Sub. Inc. and COMPS.COM, Inc. dated November 3, 1999 (the "Merger Agreement"), COMPS.COM will be merged with and into Acq Sub, Inc (the "Merger"). As a result of the Merger, the undersigned may receive shares of Common Stock, par value $0.01 per share, of CoStar Group, Inc. ("CoStar Group Common Stock") in exchange for shares of COMPS.COM Common Stock.

        A. In connection with the foregoing, the undersigned represents, warrants and agrees as follows:

                1. The undersigned will not make any sale, transfer or other disposition of the CoStar Group Common Stock received in connection with the Merger in violation of the Securities Act, including the rules and regulations under the Securities Act.

                2. The undersigned has been advised that the issuance of CoStar Group Common Stock to the undersigned as a result of the Merger has been registered under the Securities Act on a registration statement on Form S-4. The undersigned has also been advised that, because at the time the Merger was submitted for a vote of stockholders of COMPS.COM, the undersigned may have been an "affiliate" of COMPS.COM within the meaning of Rule 145 and that therefore the distribution by the undersigned of the CoStar Group Common Stock received as a result of the Merger must be held by the undersigned indefinitely unless (a) such distribution has been registered under the Securities Act, (b) such distribution is made in conformity with Rule 145, or (c) such distribution is pursuant to a transaction which, in the opinion of counsel for CoStar Group or other counsel reasonably satisfactory to CoStar Group or as described in a

                        "no-action" or interpretative letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act. In the event of a sale or other disposition by the undersigned of CoStar Group Common Stock pursuant to Rule 145, the undersigned will supply CoStar Group with evidence of compliance with such Rule in the form reasonably requested by CoStar Group, including, if requested, a customary broker's certification, a customary seller's certification and an opinion of counsel reasonably acceptable to CoStar Group.

                3. The undersigned has carefully read this letter and the Merger Agreement and has discussed the requirements of the Merger Agreement and other limitations upon the sale, transfer or other disposition of CoStar Group Common Stock to be received in connection with the Merger, to the extent the undersigned has determined to be necessary or appropriate, with counsel for the undersigned and/or counsel for COMPS.COM.

                4. If the undersigned is other than a natural person, the person executing this letter is authorized to do so on behalf of the undersigned.

        B. Furthermore, in connection with the foregoing, the undersigned understands and agrees as follows:

                1. CoStar Group is under no obligation to maintain the effectiveness of any registration statement under the Securities Act for purposes of resale of CoStar Group Common Stock by the undersigned.

                2. CoStar Group is under no obligation to take any action to make available any exemption from registration to permit the resale of the CoStar Group Common Stock (except as provided by A.2. above).

                3. Stop transfer instructions will be given to the transfer agent for CoStar Group with respect to the shares of CoStar Group Common Stock received by the undersigned as a result of the Merger, and there will be placed on the certificates representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance the following: "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated ________, between the registered holder hereof and CoStar Group, a copy of which agreement is on file at the principal offices of CoStar Group."

                4. Unless the transfer by the undersigned of CoStar Group Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145 and the terms hereof, CoStar Group reserves the right to put the following legend on the certificates issued to any transferee of the undersigned: "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                5. The legends set forth above may be removed and substitute certificates delivered without any such legends only if the undersigned provides documentation reasonably requested by CoStar Group, which may include an opinion of counsel reasonably satisfactory to CoStar Group that the legend is not required by the Securities Act.

                6. The undersigned hereby agrees to waive any registration rights in COMPS.COM Common Stock and/or CoStar Group Common Stock, including, without limitation, any registration rights provided by the Amended and Restated Investors Rights Agreement, dated February 9, 1998, or any predecessor or successor agreement.


                                        Very truly yours,




By signing below, CoStar Group agrees as follows:

From and after the Merger and for so long as is necessary in order to permit the above signatory to this letter (the "Holder") to sell the CoStar Group Common Stock held by the Holder pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, CoStar Group will use its commercially reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit the Holder to sell the CoStar Group Stock held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

CoStar Group, Inc.

By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------

                                                                       EXHIBIT B



                  [BROBECK PHLEGER & HARRISON LLP LETTERHEAD]



                                 [Closing Date]


CoStar Group, Inc.
7475 Wisconsin Avenue, Suite 600
Bethesda, Maryland 20814



Ladies and Gentlemen:

        We have acted as counsel for COMPS.COM, Inc. a Delaware corporation (the "Company"), in connection with the merger (the "Merger") of the Company with and into your wholly-owned subsidiary, Acq Sub, Inc., a Delaware corporation ("Merger Sub"), pursuant to the Agreement and Plan of Merger, dated as of November _, 1999 (the "Agreement"), by and among the Company, you and Merger Sub. This opinion letter is being rendered to you pursuant to Section 7.2(e) of the Agreement in connection with the closing of the Merger. Capitalized terms not otherwise defined in this opinion letter have the respective meanings ascribed to them in the Agreement.

        In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

        In rendering this opinion letter we have also assumed: (A) that the Agreement has been duly and validly executed and delivered by you or on your behalf and by Merger Sub or on its behalf, that each of you and Merger Sub has the power to enter into and perform all of your respective obligations thereunder, and that the Agreement constitutes valid, legal, binding and enforceable obligations upon you and Merger Sub; (B) that the representations and warranties made in the Agreement by you and by Merger Sub are true and Correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; (D) that each of you and Merger Sub has filed any required state franchise, income or similar tax returns and has paid any required state franchise, income or similar taxes (E) that there are no extrinsic agreements or understandings among the parties to the Agreement or any of the documents described in

CoStar Group, Inc.                                             [date of closing]
                                                                          Page 2


Paragraph 4 below (the "Paragraph 4 Documents") that would modify or interpret the terms of the Agreement, the Paragraph 4 Documents or the respective rights or obligations of the parties thereunder; (F) that Section 2115 of the California Corporations Code does not apply to the Company, and (G) that the Company's Board of Directors fulfilled its fiduciary duties with respect to the approval of the Agreement and the transactions contemplated therein.

        As used in this opinion letter, the phrase "to our knowledge", or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have made no inquiries of securities holders or employees of the Company, other than such officers; and we have not searched the dockets of any courts or government agencies.

        This opinion letter relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware (the "DGCL") and the federal law of the United States, and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained. We have not examined the question of, and express no opinion as to, what law would govern the interpretation or enforcement of the Agreement, and our opinions with regard to such matters are based upon the assumption that the internal law of the State of California would govern the provisions thereof.

        Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Agreement or the Company Disclosure Letter, we are of the opinion that as of the date hereof:

        1. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as such business is described in the Company SEC Reports.

        2. The Company has the requisite corporate power and authority to execute, deliver, and perform the Agreement. The Agreement has been duly and validly authorized by the Company, and duly executed and delivered by an authorized officer of the Company. The Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company according to its terms.

CoStar Group, Inc.                                             [date of closing]
                                                                          Page 3


        3. The capitalization of the Company is as follows:

               (a) Preferred Stock. 5,000,000 shares of Preferred Stock, par value $0.01 ("Preferred Stock"), are authorized, of which no shares are issued and outstanding.

               (b) Common Stock. 75,000,000 shares of Common Stock, par value $0.01 ("Common Stock") are authorized, of which __________ were, to our knowledge, outstanding as of [closing date]. All of such outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable and were not issued in violation of any preemptive rights arising under the DGCL. Except for (i) options and warrants to purchase an aggregate of _____ shares of Common Stock and (ii) rights under the ESPP.

        4. The Company's execution and delivery of the Agreement, and its performance of its obligations thereunder and compliance by the Company with the terms of the Agreement, do not and will not violate any provision of any federal or California law, statute, rule or regulation applicable to the Company, the DGCL or any provision of the Company's Restated Certificate of Incorporation, as currently in effect, or the Company's Restated Bylaws, as currently in effect, and do not and will not conflict with or constitute a default under the provisions of any judgment, writ, decree or order specifically identified in the Company Disclosure Letter or the material provisions of any material agreement specifically identified in the Company Disclosure Letter.

        5. We are not aware that there is any action, proceeding or governmental investigation pending or overtly threatened in writing against the Company, except as set forth in the Company SEC Reports, which (a) questions the validity of the Agreement or the right of the Company to enter into the Agreement or (b) would reasonably be expected to have a material adverse effect on its business or properties, taken as a whole.

        Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

        A. We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

        B. We express no opinion concerning the past, present or future fair market value of any securities.

        C. We express no opinion as to your compliance with any Federal or state law relating to your legal or regulatory status or the nature of your business.

        D. With respect to our opinion in Paragraph 4, we have not conducted any special investigation of laws, and such opinions are limited to the DGCL and such California and

CoStar Group, Inc.                                             [date of closing]
                                                                          Page 4


United States laws as in our experience are of general application to transactions of the sort contemplated by the Agreement. Without limitation, such opinions do not extend to licenses, permits, approvals, etc. necessary for the conduct of the Company's business. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Agreement because of the nature of the business of any party thereto other than the Company.

        In addition, with respect to our opinion in Paragraph 4, we have relied solely upon the representations of officers of the Company regarding the existence of facts that may result in a material default, etc., except to the extent that such material default, etc. would be apparent solely from an examination of the agreements. We have made no analysis with respect to the Company's compliance with any financial ratios and the like set forth in any real property lease, equipment lease or other agreements to which the Company is a party, and we express no opinion on the effect of the consummation of the transactions covered by the Agreement on the Company's compliance with such financial covenants.

        E. With respect to our opinion in Paragraph 3(b) that the issued and outstanding shares of Common Stock of the Company are fully paid, we have relied solely upon the representations concerning receipt by the Company of consideration for such shares made to us in certificates executed by officers of the Company. With respect to our opinion in Paragraph 3 as it relates to the valid issuance and the number of shares of outstanding Preferred Stock and Common Stock, the number of outstanding options to purchase shares of the Company's Common Stock and the existence of any other options, warrants, conversion privileges or other rights, we have relied solely on our review of corporate minutes and on written representations of the officers of the Company.

        F. We express no opinion as to the enforceability of Sections 6.2 or 8.5(b) in the Agreement or whether the enforceability of the indemnification and contribution obligations referred to in Section 6.10 of the Agreement may be limited by public policy underlying federal or state securities laws.

        G. We express no opinion as to limitations imposed by the DGCL, California law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of the Agreement is considered a proceeding in equity or at law.

        H. We express no opinion as to the effect of California or Delaware court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon a party, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or
(ii)

CoStar Group, Inc.                                             [date of closing]
                                                                          Page 5


the other party's enforcement of such covenants or provisions under the circumstances would violate the other party's implied covenant of good faith and fair dealing, or (iii) the breach of such covenants or provisions is not a material breach of a material covenant or provision.

        I. We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

        J. We express no opinion as to the [un]enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law.

        K. We express no opinion as to the [un]enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

        L. We express no opinion as to the validity, binding effect or enforceability of any provisions prohibiting waivers of any terms of the Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing.

        This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                        Very truly yours,

                                                                     EXHIBIT C-1

              AGREEMENT OF CERTAIN SHAREHOLDERS OF COMPS.COM, INC. TO VOTE SHARES IN FAVOR OF MERGER WITH ACQ SUB, INC.
                               (NOVEMBER 3, 1999)

                                VOTING AGREEMENT

        To induce CoStar Group, Inc., a Delaware corporation ("Parent"), and Acq Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the "Merger Sub"), to enter into an Agreement and Plan of Merger (the "Merger Agreement") with COMPS.COM, Inc., a Delaware corporation (the "Company"), providing for the merger (the "Merger") of the Company into Merger Sub, the undersigned (the "Stockholder"), who is the holder of an aggregate of 3,539,091 shares of the Company's Common Stock, $0.01 par value per share (the "Company Common Stock"), agrees as follows:

        1. For the period (the "Agreement Period") beginning on the date hereof and ending on the date on which the Merger Agreement terminates, the undersigned shall not encumber, sell, transfer, assign, or otherwise dispose of any shares of the Company Common Stock now owned or hereafter acquired by the undersigned except in connection with the Merger; and

        2. During the Agreement Period, the undersigned agrees to vote all shares of the Company Common Stock which the undersigned is then entitled to vote to adopt the Merger Agreement at any meeting of the Company's stockholders called for the purpose of considering and voting upon the Merger Agreement, or, if so requested by Parent or Merger Sub, to execute a written consent to adopt the Merger Agreement in accordance with Section 228(a) of the General Corporation Law of the State of Delaware;

        3. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

        4. Nothing in this Agreement shall (i) be deemed to restrict the ability of any party to this Agreement to exercise voting rights as a member of the board of directors of the Company with respect to matters considered by the board of directors of the Company or (ii) restrict (x) the

Stockholder's ability to vote for a Superior Proposal (as defined in the Merger Agreement) recommended by the board of directors of the Company as contemplated by the Merger Agreement provided that the Merger Agreement has theretofore been terminated or (y) the Company's ability to negotiate for or accept a Superior Proposal.


                                        SUMMIT VENTURES III, L.P.

                                        By: Summit Partners III, L.P.,
                                            its general partner

                                        By: Stamps, Woodsum & Co. III,
                                            its general partner

                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

                                        SUMMIT INVESTORS II, L.P.

                                        By: Summit Partners III, L.P.,
                                            its general partner

                                        By: Stamps, Woodsum & Co. III,
                                            its general partner

                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                     EXHIBIT C-2

              AGREEMENT OF CERTAIN SHAREHOLDERS OF COMPS.COM, INC. TO VOTE SHARES IN FAVOR OF MERGER WITH ACQ SUB, INC.
                               (NOVEMBER 3, 1999)

                                VOTING AGREEMENT

        To induce CoStar Group, Inc., a Delaware corporation ("Parent"), and Acq Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the "Merger Sub"), to enter into an Agreement and Plan of Merger (the "Merger Agreement") with COMPS.COM, Inc., a Delaware corporation (the "Company"), providing for the merger (the "Merger") of the Company into Merger Sub, the undersigned (the "Stockholder"), who is the holder of an aggregate of 2,896,331 shares of the Company's Common Stock, $0.01 par value per share (the "Company Common Stock"), agrees as follows:

        1. For the period (the "Agreement Period") beginning on the date hereof and ending on the date on which the Merger Agreement terminates, the undersigned shall not encumber, sell, transfer, assign, or otherwise dispose of any shares of the Company Common Stock now owned or hereafter acquired by the undersigned except in connection with the Merger; and

        2. During the Agreement Period, the undersigned agrees to vote all shares of the Company Common Stock which the undersigned is then entitled to vote to adopt the Merger Agreement at any meeting of the Company's stockholders called for the purpose of considering and voting upon the Merger Agreement, or, if so requested by Parent or Merger Sub, to execute a written consent to adopt the Merger Agreement in accordance with Section 228(a) of the General Corporation Law of the State of Delaware;

        3. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

        4. Nothing in this Agreement shall (i) be deemed to restrict the ability of any party to this Agreement to exercise voting rights as a member of the board of directors of the Company with respect to matters considered by the board of directors of the Company or (ii) restrict (x) the

Stockholder's ability to vote for a Superior Proposal (as defined in the Merger Agreement) recommended by the board of directors of the Company as contemplated by the Merger Agreement provided that the Merger Agreement has theretofore been terminated or (y) the Company's ability to negotiate for or accept a Superior Proposal.

                                        ----------------------------------------
                                        Christopher A. Crane

                                                                     EXHIBIT C-3

              AGREEMENT OF CERTAIN SHAREHOLDERS OF COMPS.COM, INC. TO VOTE SHARES IN FAVOR OF MERGER WITH ACQ SUB, INC.
                               (NOVEMBER 3, 1999)

                                VOTING AGREEMENT

        To induce CoStar Group, Inc., a Delaware corporation ("Parent"), and Acq Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the "Merger Sub"), to enter into an Agreement and Plan of Merger (the "Merger Agreement") with COMPS.COM, Inc., a Delaware corporation (the "Company"), providing for the merger (the "Merger") of the Company into Merger Sub, the undersigned (the "Stockholder"), who is the holder of an aggregate of 656,145 shares of the Company's Common Stock, $0.01 par value per share (the "Company Common Stock"), agrees as follows:

        1. For the period (the "Agreement Period") beginning on the date hereof and ending on the date on which the Merger Agreement terminates, the undersigned shall not encumber, sell, transfer, assign, or otherwise dispose of any shares of the Company Common Stock now owned or hereafter acquired by the undersigned except in connection with the Merger; and

        2. During the Agreement Period, the undersigned agrees to vote all shares of the Company Common Stock which the undersigned is then entitled to vote to adopt the Merger Agreement at any meeting of the Company's stockholders called for the purpose of considering and voting upon the Merger Agreement, or, if so requested by Parent or Merger Sub, to execute a written consent to adopt the Merger Agreement in accordance with Section 228(a) of the General Corporation Law of the State of Delaware;

        3. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

        4. Nothing in this Agreement shall (i) be deemed to restrict the ability of any party to this Agreement to exercise voting rights as a member of the board of directors of the Company with respect to matters considered by the board of directors of the Company or (ii) restrict (x) the

Stockholder's ability to vote for a Superior Proposal (as defined in the Merger Agreement) recommended by the board of directors of the Company as contemplated by the Merger Agreement provided that the Merger Agreement has theretofore been terminated or (y) the Company's ability to negotiate for or accept a Superior Proposal.


                                        ----------------------------------------
                                        Robert C. Beasley

                                                                     EXHIBIT C-4

              AGREEMENT OF CERTAIN SHAREHOLDERS OF COMPS.COM, INC. TO VOTE SHARES IN FAVOR OF MERGER WITH ACQ SUB, INC.
                               (NOVEMBER 3, 1999)

                                VOTING AGREEMENT

        To induce CoStar Group, Inc., a Delaware corporation ("Parent"), and Acq Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the "Merger Sub"), to enter into an Agreement and Plan of Merger (the "Merger Agreement") with COMPS.COM, Inc., a Delaware corporation (the "Company"), providing for the merger (the "Merger") of the Company into Merger Sub, the undersigned (the "Stockholder"), who is the holder of an aggregate of 10,000 shares of the Company's Common Stock, $0.01 par value per share (the "Company Common Stock"), agrees as follows:

        1. For the period (the "Agreement Period") beginning on the date hereof and ending on the date on which the Merger Agreement terminates, the undersigned shall not encumber, sell, transfer, assign, or otherwise dispose of any shares of the Company Common Stock now owned or hereafter acquired by the undersigned except in connection with the Merger; and

        2. During the Agreement Period, the undersigned agrees to vote all shares of the Company Common Stock which the undersigned is then entitled to vote to adopt the Merger Agreement at any meeting of the Company's stockholders called for the purpose of considering and voting upon the Merger Agreement, or, if so requested by Parent or Merger Sub, to execute a written consent to adopt the Merger Agreement in accordance with Section 228(a) of the General Corporation Law of the State of Delaware;

        3. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

        4. Nothing in this Agreement shall (i) be deemed to restrict the ability of any party to this Agreement to exercise voting rights as a member of the board of directors of the Company with respect to matters considered by the board of directors of the Company or (ii) restrict (x) the

Stockholder's ability to vote for a Superior Proposal (as defined in the Merger Agreement) recommended by the board of directors of the Company as contemplated by the Merger Agreement provided that the Merger Agreement has theretofore been terminated or (y) the Company's ability to negotiate for or accept a Superior Proposal.


                                        ----------------------------------------
                                        Karen Goodrum

                                                                     EXHIBIT C-5

              AGREEMENT OF CERTAIN SHAREHOLDERS OF COMPS.COM, INC. TO VOTE SHARES IN FAVOR OF MERGER WITH ACQ SUB, INC.
                               (NOVEMBER 3, 1999)

                                VOTING AGREEMENT

        To induce CoStar Group, Inc., a Delaware corporation ("Parent"), and Acq Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the "Merger Sub"), to enter into an Agreement and Plan of Merger (the "Merger Agreement") with COMPS.COM, Inc., a Delaware corporation (the "Company"), providing for the merger (the "Merger") of the Company into Merger Sub, the undersigned (the "Stockholder"), who is the holder of an aggregate of 18,000 shares of the Company's Common Stock, $0.01 par value per share (the "Company Common Stock"), agrees as follows:

        1. For the period (the "Agreement Period") beginning on the date hereof and ending on the date on which the Merger Agreement terminates, the undersigned shall not encumber, sell, transfer, assign, or otherwise dispose of any shares of the Company Common Stock now owned or hereafter acquired by the undersigned except in connection with the Merger; and

        2. During the Agreement Period, the undersigned agrees to vote all shares of the Company Common Stock which the undersigned is then entitled to vote to adopt the Merger Agreement at any meeting of the Company's stockholders called for the purpose of considering and voting upon the Merger Agreement, or, if so requested by Parent or Merger Sub, to execute a written consent to adopt the Merger Agreement in accordance with Section 228(a) of the General Corporation Law of the State of Delaware;

        3. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

        4. Nothing in this Agreement shall (i) be deemed to restrict the ability of any party to this Agreement to exercise voting rights as a member of the board of directors of the Company with respect to matters considered by the board of directors of the Company or (ii) restrict (x) the

Stockholder's ability to vote for a Superior Proposal (as defined in the Merger Agreement) recommended by the board of directors of the Company as contemplated by the Merger Agreement provided that the Merger Agreement has theretofore been terminated or (y) the Company's ability to negotiate for or accept a Superior Proposal.


                                        ----------------------------------------
                                        Christopher Fenton

                                                                       EXHIBIT D

                                PLEDGE AGREEMENT

        PLEDGE AGREEMENT, dated as of November 3, 1999 (this "Pledge Agreement"), between the persons named on Schedule I hereto ("Pledgors") and CoStar Group, Inc., a Delaware corporation ("Parent").

                                    RECITALS

        WHEREAS, COMPS.COM, Inc., a Delaware corporation (the "Company"), Parent, and Acq Sub, Inc. ("Merger Sub") have entered an Agreement and Merger Plan, dated as of November 3, 1999 (the "Agreement"), whereby the Company will be merged with and into Merger Sub (the "Merger") and the separate existence of the Company will thereafter cease, so that Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation").

        WHEREAS, a condition to the performance by Parent and Merger Sub of their obligations to effect the Merger Sub under the Agreement is that Pledgors enter into this Pledge Agreement, and Pledgors enter into this Pledge Agreement as an inducement to Parent and Merger Sub to enter into the Agreement.

        NOW, THEREFORE, in consideration of the promises, and of the covenants, representations, warranties, and agreements contained herein, the parties hereto further agree as follows.

                         SECTION 1. CERTAIN DEFINITIONS

        1.1 Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

                    SECTION 2. REPRESENTATIONS AND WARRANTIES

        2.1 Christopher A. Crane represents and warrants that as of the date of this Pledge Agreement he is the record owner of 2,896,331 issued and outstanding Shares.

        2.2 Summit Ventures III, L.P., represents and warrants that as of the date of this Pledge Agreement it is the record owner of 3,468,309 issued and outstanding Shares.

        2.3 Summit Investors II, L.P., represents and warrants that as of the date of this Pledge Agreement it is the record owner of 70,782 issued and outstanding Shares.

        2.4 Each Pledgor represents and warrants, severally and not jointly, to Parent that as of the date of this Pledge Agreement:

        (a) The execution, delivery and performance of this Pledge Agreement by such Pledgor will not result in a violation of the charter or bylaws of the Company, the organizational documents of Pledgor, if applicable, or of any mortgage, deed of trust, indenture, material contract, instrument, agreement, judgment, decree, order, statute, law, rule or regulation to which the Pledgor or the Company is subject, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time or both) a default under any such mortgage, deed of trust, indenture, material contract, instrument or agreement, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the respective properties or assets of the Pledgor, except as contemplated by the provisions of this Pledge Agreement.

        (b) This Pledge Agreement constitutes the legal, valid and binding obligation of such Pledgor, in accordance with the terms hereof, and the Pledgor has good and lawful right and authority to execute the pledge provided for herein and to pledge the number of issued and outstanding Shares set forth on
Schedule I opposite such Pledgor's name.

        (c)     As to each of such Pledgor's issued and outstanding Shares:

                (i) the Pledgor is the sole legal, record and beneficial owner thereof, and the Pledgor has good and marketable title thereto,

                (ii) each Share is validly issued, fully paid and non-assessable and the holder thereof is not and will not be subject to any personal liability as such holder,

                (iii) each Share is and will remain free and clear of all security interests, pledges, liens or other encumbrances, and restrictions on the transfer and assignment thereof, except pursuant to this Pledge Agreement, the Voting Agreement, and applicable securities laws, and this Pledge Agreement is sufficient to convey to Parent a valid, first priority, perfected and enforceable security interest in, and lien on, any Collateral (as defined below) delivered to Parent hereunder,

                (iv) any consent, approval or authorization of or designation or filing with any governmental authority on the part of the Pledgor which is required in connection with the pledge and security interest granted under this Pledge Agreement has been obtained or effected,

                (v) there are no outstanding options, warrants or other requirements with respect to the Shares being pledged, and

                (vi) no interest of any kind in the Shares being pledged will be sold or otherwise transferred in any way to anyone prior to the Effective Time or termination of the Merger Agreement.

        2.4 So long as this Pledge Agreement is in effect, each Pledgor covenants that it: (a) shall defend that Pledgor's Collateral against the claims and demands of all other parties except the security interest created by this Pledge Agreement, shall keep that Pledgor's Collateral free from all options, pledges, liens, claims, mortgages, hypothecations, charges, security interests or other encumbrances except restrictions on transfer imposed by applicable securities laws, the security interest created by this Pledge Agreement, any security interests or other encumbrances created by the Parent, and as provided under applicable securities laws, and shall not sell, transfer, assign, deliver, or otherwise dispose of, or grant any option with respect to any part of that Pledgor's Collateral or any interest therein without the prior written consent of the Parent; and (b) shall pay all taxes, assessments, and other charges of every nature which may be imposed, levied, or assessed against or with respect to that Pledgor's Collateral.

                           SECTION 3. PLEDGE OF SHARES

        3.1 To provide collateral security for any Cash Shortfall, and to provide security and collateral for the due performance and compliance by each Pledgor of its obligations under this Pledge Agreement, each Pledgor hereby grants to Parent a first priority continuing security interest in, and pledges to Parent, all of the Pledgor's right, title and interest in and to the number of issued and outstanding Shares set forth on Schedule I opposite such Pledgor's name (the Pledgor's "Pledged Shares"), and as security agrees to deliver the certificates representing ownership of the Pledgor's Pledged Shares, accompanied by stock powers duly executed in blank and undated by the Pledgor, to Parent within ten Business Days following the date of this Pledge Agreement. Each Pledgor's Pledged Shares, together with any and all other securities and moneys received by Parent as provided for or paid in connection with those Pledged Shares and all cash and non-cash proceeds thereof while this Pledge Agreement is in effect (sometimes referred to herein collectively as that Pledgor's "Collateral"), shall be held by Parent upon the terms and conditions set forth in this Pledge Agreement.

        3.2 Upon the delivery of a Pledgor's Pledged Shares to Parent in accordance with the preceding Section 3.1, Pledgor grants to Parent concerning that Pledgor's Pledged Shares an irrevocable proxy coupled with an interest and power of attorney pursuant to which proxy and power of attorney the Parent shall be entitled to complete appropriately the stock powers executed in blank by the Pledgor upon conveying the Pledged Shares to Parent and use these stock powers to exchange the certificates representing the Pledged Shares for the cash and/or Parent Common Stock payable in exchange for the Pledged Shares based on the Cash Election, Stock Election, or No Election made or deemed to be made by the Pledgor pursuant to the Agreement (hereinafter the "Election") and based on other provisions of the Agreement. Each Pledgor's Election shall be made pursuant to an Election Form to be delivered prior to the Closing by Pledgor.

        3.3 Each Pledgor shall have the right to substitute $7.50 cash in lieu of any Pledged Share and $23.8125 in cash in lieu of any Parent Common Stock held by Parent as Pledgee under this Pledge Agreement (in which case, such cash shall form part of that Pledgor's Collateral hereunder). Upon delivery to the Parent of a wire transfer of such amount, Parent shall promptly, but in no event later than two Business Days, deliver any Pledged Shares or Parent Common Stock with respect to which $7.50 or $23.8125, as applicable, of cash collateral has been substituted as provided in this Section 3.3.

                       SECTION 4. VOTING OF PLEDGED SHARES

        4.1 Each Pledgor shall be entitled to vote that Pledgor's Pledged Shares until the Effective Time, if the Merger is effected, or until the termination of this Pledge Agreement, if the Agreement is terminated, subject to the provisions of the Voting Agreement.

                SECTION 5. EFFECT OF TERMINATION OF THE AGREEMENT

        5.1 If the Agreement is terminated, Parent shall as soon as practicable thereafter (but in no event later than three Business Days) deliver each Pledgor's Collateral to that Pledgor, and this Pledge Agreement shall terminate. If the Merger is effected, all the remaining provisions of this Pledge Agreement shall apply.

        SECTION 6. INITIALLY DETERMINED CONSIDERATION FOR PLEDGED SHARES

        6.1 If the Cash Expenditure Certificate under Section 7.2(k) of the Agreement indicates that there is no Cash Shortfall as calculated under Section 7.2(l) of the Agreement, Parent as Pledgee shall as soon as practicable after the Effective Time exchange each Pledgor's Pledged Shares for the cash and/or Parent Common Stock payable in exchange for that Pledgor's Pledged Shares based on the Election made by that Pledgor under the Agreement and the terms of the Agreement. The total consideration payable in exchange for the aggregate number of the Pledgors' Pledged Shares based on the Pledgors' Elections and the terms of the Agreement shall be the "Total Merger Agreement Consideration," and the Pledged Shares shall be valued at $7.50 per Share in determining the dollar value of the Total Merger Agreement Consideration

        6.2 If there is a Cash Shortfall as calculated on the Cash Expenditure Certificate, the total consideration initially payable in exchange for all the Pledged Shares (the "Total Initial Adjusted Consideration") shall be the Total Merger Agreement Consideration reduced on a dollar for dollar basis of the Cash Shortfall as calculated on the Cash Expenditure Certificate except that the reduction shall not exceed $5,000,000.00. The Pledged Shares shall be valued at $7.50 per Share in determining the dollar value of the Total Initial Adjusted Consideration. In such event, the consideration initially payable in exchange for each Pledgor's Pledged Shares (that Pledgor's "Initial Adjusted Consideration") shall be the applicable percentage set forth on Schedule I of the Total Initial Adjusted Consideration, and the Parent as Pledgee shall as soon as practicable after the Effective Time exchange each Pledgor's Pledged Shares for that Pledgor's Initial Adjusted Consideration. To the extent that, pursuant to the Election made by a Pledgor under the Agreement and the terms of the Agreement, Parent Common Stock would be payable in exchange for that Pledgor's Pledged Shares, Parent Common Stock, valued at $23.8125 per share, shall first be used to satisfy that Pledgor's Initial Adjusted Consideration; provided, that in accordance with the provisions of Section 4.2(e) of the Agreement, cash shall be paid instead of a fractional share of Parent Common Stock that would otherwise be payable in accordance with this sentence. Cash shall be used to satisfy any amount of a Pledgor's Initial Adjusted Consideration not satisfied by Parent Common Stock in accordance with the preceding sentence and pursuant to the terms of the Agreement.

        6.3 After exchanging each Pledgor's Pledged Shares for the cash and/or Parent Common Stock payable in exchange for those Pledged Shares under Subsection 6.1 or Subsection 6.2 above, Parent shall thereafter hold such cash and/or Parent Common Stock as that Pledgor's Collateral subject to this Pledge Agreement.

             SECTION 7. VOTING AND DIVIDENDS ON PARENT COMMON STOCK
                     HELD AS PART OF A PLEDGOR'S COLLATERAL

        After Parent has exchanged a Pledgor's Pledged Shares for cash and/or Parent Common Stock, the Pledgor shall be entitled to vote any Parent Common Stock received in the exchange until the termination of this Pledge Agreement; provided, that during such period, the Pledgor shall cast no vote that would violate or interfere with the performance of any of the terms of the Agreement or this Pledge Agreement. Any dividends paid on a Pledgor's Pledged Shares prior to termination of this Pledge Agreement shall be held as part of that Pledgor's Collateral.

         SECTION 8. FINALLY DETERMINED CONSIDERATION FOR PLEDGED SHARES

        8.1     (a)     Within forty-five (45) calendar days following the
Closing Date, Parent may, or may cause an independent auditor selected by Parent ("Parent's Independent Auditor") to, audit the Surviving Corporation's books and records to determine whether the Cash Expenditure Amount and Cash Shortfall as shown in the Cash Expenditure Certificate was accurate, such determination to be set forth in a report (the "Post-Closing Audit Report"). If Parent or Parent's Independent Auditor determines that the Cash Expenditure Amount or Cash Shortfall as shown on the Cash Expenditure Certificate was inaccurate, and that as a result there either was a Cash Shortfall although the Cash Expenditure Certificate did not indicate a Cash Shortfall or the Cash Shortfall was larger than indicated by the Cash Expenditure Certificate, Parent may within the above forty-five (45) calendar day period deliver a written notice to Pledgors setting forth the Cash Expenditure Amount and Cash Shortfall as determined by the Post-Closing Audit Report and stating that Parent proposes an adjustment in the consideration payable in exchange for the Pledged Shares, as determined under Subsection 6.1 or 6.2 above, based on the Post-Closing Audit Report (the "Notice of Proposed Adjustment"). Parent shall also deliver to Pledgors a copy of such Post-Closing Audit Report. If Parent does not deliver a Notice of Proposed Adjustment to Pledgor during the above forty-five (45) calendar day period, no adjustment will be made in the consideration payable in exchange for a Pledgor's Pledged Shares as determined under Subsection 6.1 or Subsection 6.2 above.

        (b) Pledgors (acting as a group) shall have nine (9) calendar days from receipt of the Notice of Proposed Adjustment to deliver to Parent a notice stating that the Pledgors dispute the determination of the Cash Expenditure Amount and/or the Cash Shortfall by the Parent or the Parent's Independent Auditor (a "Notice of Dispute"). During such nine (9) calendar day period, Parent shall cause the Surviving Corporation to give an independent auditor chosen collectively by the Pledgors (acting as a group) (the "Pledgors' Independent Auditor") access to the Surviving Corporation's books and records. Parent shall also give Pledgors' Independent Auditor reasonable access to the work papers of Parent's Independent Auditor, if any, that Parent's Independent Auditor is permitted to release with Parent's consent (which Parent reasonably will provide) pursuant to Parent's Independent Auditor's standard policies. If Parent has not received a Notice of Dispute within the above nine (9) calendar day period, the Cash Expenditure Amount as given in the Notice of Proposed Adjustment shall be the basis for an adjustment in the consideration payable in exchange for the Pledged Shares to be made in accordance with Subsection 8.2 below.

        (c) If Pledgors have delivered a Notice of Dispute to Parent within the above nine (9) calendar day period, an independent accounting firm mutually acceptable to Parent and Pledgors (the "Independent Accounting Firm") shall perform any required procedures on the Company's books and records, and shall review the Notice of Proposed Adjustment, the Notice of Dispute, and the work papers of Parent's and Pledgors' Independent Auditors, if any, that they are permitted to release with their respective clients' permission (which will be reasonably provided) pursuant to their standard policies, to determine independently solely whether the Cash Shortfall and Cash Expenditure Amount set forth in the Notice of Proposed Adjustment or in the Notice of Dispute most closely represent the Cash Expenditure Amount and Cash Shortfall determined pursuant to the Agreement. The Cash Expenditure Amount and Cash Shortfall as determined by the Independent Accounting Firm shall then be the basis for determining the amount, if any, of the adjustment in the compensation for the Pledged Shares and for making such adjustment. The Independent Accounting Firm shall give notice of such Cash Expenditure Amount and Cash Shortfall to Parent and Pledgors. The cost of such Independent Accounting Firm shall be borne equally by the Parent and the Pledgors.

        8.2 If the determination of the Cash Shortfall that, under Subsection 8.1(b) or Subsection 8.1(c) above, is to be used to make any adjustment in the consideration payable in exchange for the Pledged Shares is larger than the Cash Shortfall, if any, shown in the Cash

Expenditure Certificate, the dollar value of the Total Merger Agreement Consideration shall be reduced, on a dollar for dollar basis, to a "Total Final Adjusted Consideration" as follows:

        -- if the Cash Expenditure Certificate did not indicate a Cash Shortfall, the Total Merger Agreement Consideration shall be reduced to the extent of the Cash Shortfall, if any, as determined under Subsection 8.1(b) or Subsection 8.1(c), or

        -- if the Cash Expenditure Certificate indicated a Cash Shortfall, the Total Merger Agreement Consideration shall be reduced by the sum of (x) the Cash Shortfall indicated on the Cash Expenditure Certificate plus (y) the excess of (i) the Cash Shortfall as determined under Subsection 8.1(b) or 8.1(c) above, over (ii) the Cash Shortfall as indicated by the Cash Expenditure Certificate, provided, that in neither case shall the dollar value of Total Final Adjusted Consideration be $5,000,000.00 less than the dollar value of the Total Merger Agreement Consideration. The consideration payable in exchange for each Pledgor's Pledged Shares (the "Pledgor's Final Adjusted Consideration") shall be the applicable percentage set forth on Schedule I multiplied by the Total Final Adjusted Consideration.

        8.3 Within five (5) calendar days after completion of the procedure in Subsection 8.1 for determining whether there shall be any final adjustment in the consideration for the Pledged Shares, whether such procedure is completed pursuant to Subsection 8.1(a), Subsection 8.1(b), or Subsection 8.1(c), Parent shall take one of the following two actions depending on whether there is to be such an adjustment:

        (a) If no adjustment in the consideration for Pledged Shares is to be made pursuant to the preceding Subsection 8.2 and no adjustment in the consideration for Pledged Shares was made pursuant to Subsection 6.2 above, Parent shall deliver each Pledgor's entire then existing Collateral to that Pledgor.

        (b) If no adjustment in the consideration for Pledged Shares is to be made pursuant to the preceding Subsection 8.2 but an adjustment in the consideration for Pledged Shares was made pursuant to Subsection 6.2 above, Parent shall pay each Pledgor from that Pledgor's then existing Collateral that Pledgor's Initial Adjusted Consideration. Parent shall be entitled to retain any part of a Pledgor's then existing Collateral not payable to the Pledgor under the above provisions of this Subsection 8.3(b) as Parent's property no longer subject to this Pledge Agreement, and Pledgor shall no longer have any interest in or rights with respect to such property.

        (c) If an adjustment in the consideration for Pledged Shares is to be made pursuant to the preceding Subsection 8.2, Parent shall pay each Pledgor from that Pledgor's then existing Collateral that Pledgor's Final Adjusted Consideration. To the extent that Parent Common Stock was paid to Parent as Pledgee in exchange for that Pledgor's Pledged Shares in accordance with the provisions of Subsection 6.1 or Subsection 6.2 above, Parent Common Stock, valued at $23.8125 per share, shall first be used to satisfy that Pledgor's Final Adjusted Consideration; provided, that in accordance with the provisions of Section 4.2(e) of the Agreement cash shall be paid instead of a fractional share of Parent Common Stock that would otherwise be payable in accordance with this sentence. Cash shall be used to satisfy any amount of a Pledgor's Final

Adjusted Consideration not satisfied by Parent Common Stock in accordance with the preceding sentence. Any dividends paid on Parent Common Stock used to satisfy a Pledgor's Final Adjusted Consideration while such Parent Common Stock was held by Parent pursuant to this Pledge Agreement shall be delivered by Parent to Pledgor along with, and in addition to, such Pledgor's Final Adjusted Consideration. Parent shall be entitled to retain any part of a Pledgor's then existing Collateral not payable to the Pledgor under the above provisions of this Subsection 8.3(c) as Parent's property no longer subject to this Pledge Agreement, and Pledgor shall no longer have any interest in or rights with respect to such property.

          SECTION 9. TERMINATION OF AGREEMENT IF THE MERGER IS EFFECTED

        9.1 If the Merger is effected, this Pledge Agreement shall terminate when each Pledgor has received the consideration that Pledgor is entitled to receive under Subsection 8.3(a), Subsection 8.3(b), or Subsection 8.3(c) and Parent has received any portion of the Pledgors' Collateral that Parent is entitled to under the provisions of Subsection 8.3(b) or Subsection 8.3(c).

                      SECTION 10. MISCELLANEOUS AND GENERAL

        10.1 Survival. This Section 10 and the representations and warranties by Pledgors in Section 2 and the remedies in the event of an incorrect representation or warranty by a Pledgor, shall survive the termination of this Pledge Agreement for a period of one year. All other representations, warranties, covenants and agreements in this Pledge Agreement shall not survive the termination of this Pledge Agreement.

        10.2 Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Pledge Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

        10.3 Counterparts. This Pledge Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        10.4 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (A) THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Pledge Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Pledge Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Subsection 10.5 of this Pledge Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

        (B) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS PLEDGE AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL REPRESENTATIONS IN THIS SUBSECTION 10.4(B).

        10.5 Notices. Any notice, request, instruction, or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by nationally recognized overnight courier or by facsimile and shall be deemed received when actually received or, in the case of facsimile delivery, receipt of such facsimile is confirmed by telephone call:

                if to Parent or Merger Sub:

                CoStar Group, Inc.
                7475 Wisconsin Avenue
                Suite 600
                Bethesda, MD  20814
                Attention:  Andrew C. Florance
                Fax:  (301) 718-2444
                Phone: (301) 215-8300

                with a copy (which shall not constitute notice) to:

                Wilmer, Cutler & Pickering
                2445 M Street, N.W.
                Washington, DC  20037-1420

                Attention: Michael R. Klein, Esq.
                Fax:  (202) 663-6363
                Phone:  (202) 663-6000

                             and

                Shea & Gardner
                1800 Massachusetts Avenue, N.W.
                Washington, D.C.  20036
                Attention: Michael K. Isenman, Esq.
                Fax:  (202) 828-2195
                Phone:  (202) 828-2000

                if to Summit Ventures III, L.P. and Summit Investors II, L.P.:

                499 Hamilton Avenue, Suite 260
                Palo Alto, CA  94301
                Attention: Gregory M. Avis
                Fax:  (650) 321-1188
                Phone:  (650) 321-1166

                if to Christopher A. Crane:

                c/o COMPS.COM, Inc.
                9888 Carroll Centre Road, Suite 100
                San Diego, California  92126
                Fax:  (619) 684-3292
                Phone:  (619) 578-3000

                with a copy (which shall not constitute notice) to:

                Brobeck, Phleger & Harrison LLP
                550 South Hope Street
                Los Angeles, CA  90071-2604
                Attention:  Richard S. Chernicoff
                Fax:  (213) 745-3345
                Phone:  (213) 489-4060

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        10.6 Entire Agreement. This Pledge Agreement, along with the Agreement (including any exhibits thereto), constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

        10.7 No Third Party Beneficiaries. This Pledge Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        10.8 Severability. The provisions of this Pledge Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Pledge Agreement, or the application thereof to any party or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Pledge Agreement and the application of such provision to other parties or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        10.9 Interpretation. The headings herein are for convenience of reference only, do not constitute part of this Pledge Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Pledge Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Pledge Agreement unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Pledge Agreement, they shall be deemed to be followed by the words "without limitation." All references to the singular shall include references to the plural and vice versa and all references to the male, female, or neuter shall all include references to any or all of them.

        10.10 Assignment. This Pledge Agreement shall not be assignable by operation of law or otherwise.

        IN WITNESS WHEREOF, this Pledge Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                        ----------------------------------------
                                        Christopher A. Crane

                                        Summit Ventures III, L.P.

                                        By: Summit Partners III, L.P.,
                                            its general partner

                                        By: Stamps, Woodsum & Co. III,
                                            its general partner

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Summit Investors II, L.P.

                                        By: Summit Partners III, L.P.,
                                            its general partner

                                        By: Stamps, Woodsum & Co. III,
                                            its general partner

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        CoStar Group, Inc.

                                        By:
                                           -------------------------------------
                                           Name: Andrew C. Florance
                                           Title: President and
                                                  Chief Executive Officer

SCHEDULE I

                                    Maximum       Number of
                                     Cash          Pledged        Number of      Applicable
                                   Shortfall        Shares        Shares Owned    Percentage
                                  ----------      ---------      ------------    ----------
Christopher A. Crane              $2,100,000       280,000         2,896,331        42%
Summit Ventures III, L.P.         $2,850,000       380,000         3,468,309        57%
Summit Investors II, L.P.            $50,000         6,667            70,782         1%

                                                                       EXHIBIT E

                       SEPARATION AND EMPLOYMENT AGREEMENT

        This AGREEMENT, dated this 3rd day of November, 1999 (the "Agreement"), is made and entered into by and between Christopher A. Crane ("Principal"), COMPS.COM, Inc., a Delaware corporation ("Company"), and Acq Sub, Inc., a Delaware corporation ("Merger Sub").

        WHEREAS, Company, Merger Sub, and the parent corporation of Merger Sub, CoStar Group, Inc., a Delaware corporation ("Parent"), have entered into an Agreement and Plan of Merger, dated November 3, 1999 (the "Merger Agreement") pursuant to which Company shall merge with and into Merger Sub and the separate corporate existence of Company shall cease;

        WHEREAS, Principal and Company have entered into an "Executive Employment Agreement," dated October 14, 1994, pursuant to which Principal is employed as President and Chief Executive Officer of Company;

        WHEREAS, it is mutually agreed between Principal, Company, and Merger Sub that Principal shall resign his employment as President and Chief Executive Officer of Company, said resignation to take effect as of the date that the Merger between Company and Merger Sub becomes effective (the "Merger Effective Date");

        WHEREAS, it is also mutually agreed between Principal, Company, and Merger Sub that Principal shall be employed as an employee of Merger Sub for a period of one hundred eighty (180) calendar days following the Merger Effective Date;

        WHEREAS, Principal has beneficial ownership of over twenty (20) percent of the common stock of Company, and will receive considerable financial benefit when the Merger becomes effective;

        WHEREAS, the Merger Agreement requires that Principal, Company, and Merger Sub enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, and of the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows (unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the Merger Agreement):

I.      RESIGNATION OF PRINCIPAL AS PRESIDENT AND CEO OF COMPANY

        1. Resignation. Principal hereby agrees to submit his resignation as President and Chief Executive Officer of Company, with the resignation to take effect as of the Merger Effective Date. Principal agrees that the terms of the Executive Employment Agreement shall terminate as of the Merger Effective Date.

        2. Waiver of Rights under Executive Employment Agreement. Principal waives any rights he may have under his Executive Employment Agreement with Company, with respect to his resignation, including any rights to receive severance pay or any other compensation under the Executive Employment Agreement from either Company or Merger Sub.

        3. Release of Rights. Principal hereby irrevocably and unconditionally releases, acquits, and forever discharges Company and Merger Sub, and their assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, and attorneys of such parent companies, divisions, subsidiaries, and affiliates), and all persons acting by, through, under, or in concert with any of them (hereinafter "the Releasees"), from any and all claims, demands, or liabilities whatsoever arising out of Principal's employment and termination of such employment, whether known or unknown or suspected to exist by Principal which Principal ever had or may now have against the Releasees, or any of them, including, without limitation, any claims, demands, or liabilities (including attorneys' fees and costs actually incurred) under any state or federal law prohibiting discrimination in employment on the basis of age or on any other basis prohibited by law. Principal acknowledges that he has had at least twenty-one (21) days to consider the release of his rights under the Age Discrimination in Employment Act ("ADEA"), and that he has seven (7) days following execution of this Agreement to revoke his release of his rights under the ADEA.

        4. COBRA Rights. Principal hereby acknowledges that Company has advised him that under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") he has a right to elect continued coverage under Company's group health plan, at his own expense, for a period of eighteen (18) months from the date that his resignation is effective. This election must be made no later than sixty (60) days after the date that his resignation is effective.

II.     EMPLOYMENT ARRANGEMENT BETWEEN PRINCIPAL AND MERGER SUB

        1. Duties. Principal agrees to assist Merger Sub primarily with regard to (i) introductions and assistance with relationships, products and markets; (ii) the transition following the Merger; and (iii) such other duties and responsibilities as assigned from time to time by the Chief Executive Officer of Merger Sub. Principal agrees that, subject to the terms and conditions of this Agreement, he shall provide services to Merger Sub to the best of his ability.

        2. Term. The term of this Employment Arrangement shall be one hundred eighty (180) calendar days beginning on the Merger Effective Date.

        3. Compensation. Principal shall receive a salary for his employment of $75,000, which salary shall cover the entire term hereof and shall be payable in accordance with Merger Sub's regular payroll.

        4. Benefits. Principal shall be entitled to such health insurance coverage as Merger Sub customarily makes available to its employees. Principal shall further be entitled to ten (10) days paid vacation and five (5) days unpaid vacation during the term of this Employment

Arrangement. Except as otherwise provided herein or as required by applicable law, Principal shall not be entitled to participate in any other, or receive any other benefits from, any insurance, medical, disability or pension plan of Parent or Merger Sub, or any other perquisites, which may be in effect at any time during the term of this Agreement.

        5. Expense reimbursement. Merger Sub shall reimburse Principal for all reasonable and necessary expenses incurred in carrying out his duties under this Employment Arrangement. Principal shall present to Merger Sub from time to time an itemized account of such expenses in the form reasonably required by Merger Sub.

        6. Termination without cause. Merger Sub may terminate this Employment Arrangement at any time by notifying Principal of such termination, in which event Principal will receive, as severance and as liquidated damages, in consideration of his execution of a complete and absolute release of Parent, Merger Sub, and their officers and directors from any and all further claims, all payments he would have received had the Employment Arrangement not been terminated.

        7. Termination for cause. Merger Sub may terminate this Employment Arrangement for cause at any time by notifying Principal of such termination; provided, however, that the only grounds constituting "cause" shall be (i) Principal's gross negligence in the performance of his duties hereunder, intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply with the documented directives of the Chief Executive Officer of Merger Sub, his superior officers, or Merger Sub's or Parent's documented policies, which gross negligence, intentional nonperformance or refusal is not cured within ten (10) days after written notice thereof is given to Principal;
(ii) Principal's willful dishonesty, fraud, or misconduct with respect to the business or affairs of Merger Sub or Parent; (iii) Principal's indictment for, conviction of, or guilty or nolo contendere plea to, a felony; (iv) Principal's abuse of alcohol or drugs (legal or illegal), other than legal drugs taken under the directions of a physician, that, in Merger Sub's reasonable judgment, materially impairs Principal's ability to perform his duties hereunder; (v) a breach by Principal of the Pledge Agreement; or (vi) a breach by Principal of the Non-Competition and Non-Disclosure Agreement entered into by Principal, Merger Sub and Parent on November 3, 1999. In any such event, Principal will be paid his salary through the date of termination.

III.    GENERAL PROVISIONS

        1. Notices. All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or such other addresses as any party may designate in writing to the other parties:

                        If to Company:

                        COMPS.COM, Inc.
                        9888 Carroll Centre Road, Suite 100
                        San Diego, California  92126
                        Attention:  President and Chief Executive Officer

                        Fax:  (619) 684-3292
                        Phone:  (619) 578-3000

                        with a copy (which shall not constitute notice) to:

                        Brobeck, Phleger & Harrison LLP
                        550 South Hope Street
                        Los Angeles, CA  90071-2604
                        Attention:  Richard S. Chernicoff
                        Fax:  (213) 745-3345
                        Phone:  (213) 489-4060

                        If to Merger Sub:

                        CoStar Group, Inc.
                        7475 Wisconsin Avenue, Suite 600
                        Bethesda, MD  20814
                        Attention:  President
                        Fax:  (301) 718-2444
                        Phone: (301) 215-8300

                        with a copy (which shall not constitute notice) to:

                        Wilmer, Cutler & Pickering
                        2445 M Street, N.W.
                        Washington, DC  20037-1420
                        Attention: Michael R. Klein, Esq.
                        Fax:  (202) 663-6363
                        Phone:  (202) 663-6000

                                     and

                        Shea & Gardner
                        1800 Massachusetts Avenue, N.W.
                        Washington, D.C.  20036
                        Attention: Michael K. Isenman, Esq.
                        Fax:  (202) 828-2195
                        Phone:  (202) 828-2000

                        If to Principal:

                        Christopher A. Crane
                        c/o COMPS.COM, Inc.
                        9888 Carroll Centre Road, Suite 100
                        San Diego, California  92126
                        Fax:  (619) 684-3292
                        Phone:  (619) 578-3000

        2. Governing law. This Agreement shall be deemed to made in and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

        3. Arbitration. Any and all disputes hereunder not resolved amicably shall be resolved by binding arbitration before a single neutral arbitrator in Washington, D.C. The arbitrator shall be selected from the American Arbitration Association through its procedures. All rules governing the arbitration shall be the rules as set forth by the American Arbitration Association. The arbitrator is bound to rule only on whether or not there has been a violation of the terms of this Agreement and to render an award, if any, that is consistent with the terms of this Agreement. No party to this Agreement is entitled to any legal recourse or rights or remedies other than those provided within this Agreement. The arbitrator may apportion the costs of the arbitration, including arbitrator's fees, among the parties, but shall have no power to award attorneys' fees. Each party shall be responsible for its own attorneys' fees.

        4. Amendments. This Agreement may be amended, supplemented, or modified only in writing, duly executed by all of the parties hereto.

        5. Non-waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right shall not constitute a waiver of that or any other right.

        6. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        7. Entire Agreement. This Agreement (including any exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations, and warranties both written and oral, among the parties, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied herein.

        8. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        9. Binding effect. Principal may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Merger Sub and Company under this Agreement shall be binding upon and inure to the benefit of their successors and assigns.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first written above.

                                        COMPS.COM, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ACQ SUB, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ----------------------------------------
                                        Christopher A. Crane

                                                                       EXHIBIT F

                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

        This AGREEMENT dated this 3rd day of November, 1999 (the "Agreement"), is made and entered into by and between Christopher A. Crane ("Principal"), CoStar Group, Inc., a Delaware corporation ("Parent"), and its wholly-owned subsidiary Acq Sub, Inc., a Delaware corporation ("Merger Sub").

        WHEREAS, Parent, Merger Sub, and COMPS.COM, Inc., a Delaware corporation ("Company"), have entered into an Agreement and Plan of Merger, dated November 3, 1999 (the "Merger Agreement") pursuant to which Company shall merge with and into Merger Sub and the separate corporate existence of Company shall cease;

        WHEREAS, Principal and Company have entered into an "Executive Employment Agreement," dated October 14, 1994, pursuant to which Principal is employed as President and Chief Executive Officer of Company;

        WHEREAS, it is mutually agreed between Principal, Company, and Merger Sub that Principal shall resign his employment as President and Chief Executive Officer of Company, said resignation to take effect as of the date that the Merger between Company and Merger Sub becomes effective (the "Merger Effective Date");

        WHEREAS, it is also mutually agreed between Principal, Company, and Merger Sub that Principal shall be employed as an employee of Merger Sub for a period of one hundred eighty (180) calendar days following the Merger Effective Date, and Principal, Company, and Merger Sub have accordingly entered into a "Separation and Employment Agreement" dated November 3, 1999;

        WHEREAS, Principal has beneficial ownership of over twenty (20) percent of the common stock of Company, and will receive considerable financial benefit when the Merger becomes effective;

        WHEREAS, the Merger Agreement requires that Principal, Parent, and Merger Sub enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, and of the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows (unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the Merger Agreement):

        1. Effective Date. This Agreement shall take effect on the Merger Effective Date.

        2. Non-Competition. In order to induce Parent and Merger Sub to enter into the Merger Agreement and to pay the valuable consideration required thereunder, to create a valuable independent asset of Merger Sub, to preserve and protect the goodwill thereof, and to enhance the going concern value and earnings of Merger Sub in future years, Principal undertakes and agrees as follows:

                (a) Commencing on the Merger Effective Date and for a period of twenty-four (24) months after the Merger Effective Date (the "Term"), Principal shall not, within the parts of the United States where Company conducted business (the "Territory"), create, seek or accept employment or compensation of any kind or character from any enterprise, or person associated with such an enterprise, engaged or planning to engage, directly or indirectly, in any activity that is the same or similar to, or competitive with, any activity engaged in or proposed to be engaged in by Company on the Merger Effective Date; provided, however, that Principal may seek or accept such employment or compensation with the prior consent of Merger Sub, which consent may be conditioned or withheld by Merger Sub in its sole and absolute discretion.

                (b) During the Term, neither Principal nor any entity in which Principal may be not immaterially interested (as a principal, owner, partner, joint venturer, trustee, director, officer, employee, consultant, agent, shareholder, option holder, security holder, lender, creditor, guarantor, independent contractor, advisor, member, sales representative, or in any other capacity) shall, within the Territory, engage, directly or indirectly, in any activity that, directly or indirectly, is the same or similar to, or competitive with, any activity engaged in or proposed to be engaged in by Company on the Merger Effective Date; provided, however, that the foregoing shall not be deemed to prevent Principal from investing in securities if such class of securities in which the investment so made is listed on a national securities exchange or is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934, so long as such investment holdings do not, in the aggregate, constitute more than five percent (5%) of the voting power of any company's securities.

                (c) During the Term, Principal shall not, either in his individual capacity or as an agent for another: (i) hire or offer to hire any of Company's, Parent's or Merger Sub's officers, employees, or agents; (ii) entice away or in any other manner persuade or attempt to persuade any of Company's, Parent's or Merger Sub's officers, employees, or agents to discontinue their relationship with Company, Parent or Merger Sub; (iii) contract, solicit, divert, or attempt to divert from Parent or Merger Sub any business whatsoever by influencing or attempting to influence any customer of Company, Parent or Merger Sub with whom Company, Parent or Merger Sub has engaged in sales discussions prior to the termination of this Agreement; or (iv) call upon any person or entity as a prospective acquisition candidate for an entity other than Merger Sub or Parent who or that, during Principal's employment by Company or Principal's consulting relationship with Merger Sub was, to Principal's knowledge, either called upon by Company, Merger Sub or Parent as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by Company, Merger Sub or Parent. Principal, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with any prospective acquisition candidate upon being informed that Company, Merger Sub or Parent had called upon such candidate or made an acquisition analysis thereof.

                (d) The covenants set forth in this Section 2 shall be construed as a series of separate covenants covering their subject matter in each of the separate states where Company conducted business and, except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant set forth above in this Section 2. To the extent that any such covenant shall be judicially unenforceable in any one or more of such states, such covenant shall not be affected with respect to each of the other states in the Territory. Each covenant with respect to each such state in the Territory shall be construed as severable and independent.

                (e) Parent, Merger Sub, and Principal acknowledge and recognize that these covenants not to compete are integral to the Merger Agreement, that without the protection of such covenants, Parent and Merger Sub would not have entered into the Merger Agreement, that the consideration paid by Parent and Merger Sub under the Merger Agreement bears no relationship to the damages Parent and Merger Sub may suffer in the event of any breach of the covenants, and that such covenants contain reasonable limitations as to time, geographical area and scope of activity to be restrained necessary to protect Parent's and Merger Sub's business interests. If this Section 2 shall for any reason be held excessively broad as to time, duration, geographical scope, activity or subject, it shall be enforceable to the extent compatible with then-applicable laws.

                (f) Principal agrees that all references to Parent in Sections 2 and 3 shall be deemed to refer to Parent, its subsidiaries and affiliates and that all references to Company in Sections 2 and 3 shall be deemed to refer to Company, its subsidiaries and affiliates.

        3.      Confidential Information.

                (a)     The parties acknowledge and agree that:

                        (i) The Company assets being merged into Merger Sub pursuant to the Merger Agreement include confidential and proprietary information of Company and, in the course of his employment for Merger Sub, Principal may develop and obtain access to confidential and proprietary information of Parent and Merger Sub (collectively, the "Confidential Information"), which Confidential Information shall include, without limitation, all of the following materials and information of Company, Parent, or Merger Sub (whether or not reduced to writing and whether or not patentable or protected by copyright): trade secrets, product specifications, proprietary software systems, sources of data, databases, know-how, formulae, inventions and ideas, designs, sketches, photographs, graphs, drawings, samples, selling and pricing information and procedures, research methodologies, customer lists, business and marketing plans, current and anticipated customer requirements, market studies, and internal financial statements. The parties hereto agree that the failure of any Confidential Information to be marked or otherwise labeled as confidential or proprietary information shall not affect its status as Confidential Information.

                        (ii) The Confidential Information is confidential and proprietary, and the development and protection of the Confidential Information represents a substantial investment having a great economic and commercial value to Parent and Merger Sub.

                        (iii) Parent and Merger Sub would be irreparably damaged if any of the

Confidential Information was disclosed to, or used or exploited on behalf of, any person other than Parent or Merger Sub.

                (b) Principal covenants and agrees that he shall not, at any time, directly or indirectly, use, exploit, or disclose to any person or entity, without the prior written consent of Parent or Merger Sub, any Confidential Information, except as expressly authorized by Parent or Merger Sub during the performance of Principal's duties for and with Merger Sub. Principal agrees that, given the nature of Merger Sub's and Parent's business and business plans there will never come a time when disclosure of the Confidential Information would not be seriously injurious to Merger Sub and Parent.

                (c) Notwithstanding the foregoing, Principal may use, exploit, or disclose Confidential Information, but only to the extent that such Confidential Information

                        (i) is or becomes publicly known through no wrongful act of Principal; or

                        (ii) is disclosed pursuant to the requirement of a governmental agency or a court of law or otherwise required by operation of law, provided that Principal gives Merger Sub and Parent prompt written notice of such requirement prior to disclosure.

        4. Reasonableness of Restrictions. PRINCIPAL HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF SECTIONS 2 AND 3 HEREOF AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF PARENT AND MERGER SUB.

        5.      Injunctive Relief.

                (a) Principal acknowledges and agrees that Parent and Merger Sub will suffer irreparable harm in the event that Principal breaches any of its obligations under this Agreement, and that monetary damages shall be inadequate to compensate Parent and Merger Sub for any such breach. Principal agrees that in the event of any breach or threatened breach by Principal of the provisions of this Agreement, Parent and Merger Sub, or either of them, shall be entitled to a temporary restraining order, preliminary injunction, and permanent injunction in order to prevent or restrain any such breach or threatened breach by Principal, or by any or all of Principal's agents, representatives or other persons directly or indirectly acting for, on behalf of, or with Principal.

                (b) Notwithstanding the provisions set forth in Section 5(a) above, or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including without limitation, this Section 5, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

        6.      Miscellaneous.

                (a) Notices. All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or such other addresses as any party may designate in writing to the other parties:

                        If to Parent or Merger Sub:

                        CoStar Group, Inc.
                        7475 Wisconsin Avenue, Suite 600
                        Bethesda, MD  20814
                        Attention:  President
                        Fax:  (301) 718-2444
                        Phone: (301) 215-8300

                        with a copy (which shall not constitute notice) to:

                        Wilmer, Cutler & Pickering
                        2445 M Street, N.W.
                        Washington, DC  20037-1420
                        Attention: Michael R. Klein, Esq.
                        Fax:  (202) 663-6363
                        Phone:  (202) 663-6000

                                     and

                        Shea & Gardner
                        1800 Massachusetts Avenue, N.W.
                        Washington, D.C.  20036
                        Attention: Michael K. Isenman, Esq.
                        Fax:  (202) 828-2195
                        Phone:  (202) 828-2000

                        If to Principal:

                        Christopher A. Crane
                        c/o COMPS.COM, Inc.
                        9888 Carroll Centre Road, Suite 100
                        San Diego, California  92126
                        Fax:  (619) 684-3292
                        Phone:  (619) 578-3000

                (b) Governing Law and Venue. This Agreement shall be deemed to made in and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the

Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit, or proceeding for the interpretation or enforcement hereof that it is not subject thereto or that such action, suit, or proceeding may not be brought or is not maintainable in said courts or that the venue may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court of the State of Delaware or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6(a) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                (c) Amendments. This Agreement may be amended, supplemented, or modified only in writing, duly executed by all of the parties hereto.

                (d) Non-waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right shall not constitute a waiver of that or any other right.

                (e) Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                (f) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations, and warranties both written and oral, among the parties, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied herein.

                (g) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                (h) Binding effect. Principal may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Merger Sub and Company under this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first written above.

                                        COSTAR GROUP, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ACQ SUB, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ----------------------------------------
                                        Christopher A. Crane

                                                                       EXHIBIT G

                                 [Closing Date]

Board of Directors
COMPS.COM, Inc.
9888 Carroll Centre Road, Suite 100
San Diego, California  92126

Gentlemen:

        We have acted as counsel for CoStar Group, Inc., a Delaware corporation (the "Parent"), and its wholly-owned subsidiary, Acq Sub, Inc., a Delaware corporation ("Merger Sub"), in connection with the merger into Merger Sub of COMPS.COM, Inc. ("Company" or "you") pursuant to the Agreement and Plan of Merger, dated as of November 3, 1999 (the "Agreement"), by and among the Parent, Merger Sub, and you. This opinion letter is being rendered to you pursuant to
Section 7.3(d) of the Agreement in connection with the closing of the Merger. Capitalized terms not otherwise defined in this opinion letter have the respective meanings ascribed to them in the Agreement.

        In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in, or made by Parent and Merger Sub pursuant to, the Agreement and upon certificates and statements of government officials and of officers of Parent and Merger Sub. We have also examined originals or copies of such corporate documents or records of Parent and Merger Sub as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

In rendering this opinion letter we have also assumed: (A) that the Agreement has been duly and validly executed and delivered by you or on your behalf, that you have the power to enter into and perform all of your obligations thereunder, and that the Agreement constitutes a valid, legal, binding and enforceable obligation upon you; (B) that the representations and warranties made in the Agreement by you are true and correct; (D) that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes; (E) that there are no extrinsic agreements or understandings among the parties to the Agreement or any of the documents described in Paragraph 5 below (the "Paragraph 5 Documents") that would modify or interpret the terms of the Agreement, the Paragraph 5 Documents or the respective rights or obligations of the parties thereunder; and (F) that your Board of Directors

COMPS.COM, Inc.
[Closing Date]
Page 2

fulfilled its fiduciary duties with respect to the approval of the Agreement and the transactions contemplated therein.

        As used in this opinion letter, the phrase "to our knowledge", or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm handling current matters for Parent and Merger Sub (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of Parent and Merger Sub, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have made no inquiries of securities holders or employees of Parent or Merger Sub, other than certain officers of Parent and Merger Sub; and we have not searched the dockets of any courts or government agencies.

        This opinion letter relates solely to the General Corporation Law of the State of Delaware (the "DGCL") and the federal law of the United States, and we express no opinion with respect to the effect or application of any other laws including, without limitation, the laws of the State of California. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained. We have not examined the question of, and express no opinion as to, what law would govern the interpretation or enforcement of the Agreement.

        Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Agreement, we are of the opinion that, as of the date hereof:

        1. Parent and Merger Sub are corporations that are duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and the Parent has the requisite corporate power and authority to own its properties and to conduct its business as such business is described in the Parent SEC Reports. Merger Sub has not conducted any business prior to the date of the Agreement and has no assets, liabilities, or obligations of any nature other than those incident to its formation and pursuant to the Agreement, the Merger, and the other transactions contemplated by the Agreement.

        2. Parent and Merger Sub have the requisite corporate power and authority to execute, deliver, and perform the Agreement. The Agreement has been duly and validly authorized by each of Parent and Merger Sub, and duly executed and delivered by an authorized officer of each of Parent and Merger Sub. The Agreement constitutes a legal, valid, and binding obligation of the Parent and Merger Sub, enforceable by you in accordance with its terms.

        3. The capitalization of Parent is as follows: The authorized capital stock of Parent consists of 30,000,000 shares of Parent Common Stock, of which "______" shares were, to our knowledge, outstanding as of the Closing Date, and 2,000,000 shares of Preferred Stock, par value $0.01 per share, of which "_________" shares were, to our knowledge, outstanding as

COMPS.COM, Inc.
[Closing Date]
Page 3


of the Closing Date. All of the outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Parent has no Parent Common Stock reserved for issuance, except that, as of the Closing Date, there were "________" shares of Parent Common Stock reserved for issuance pursuant to the 1998 Stock Incentive Plan and an aggregate of "_____" shares of Parent Common Stock reserved for issuance under outstanding warrants. As of the Closing Date, there were outstanding options to acquire an aggregate of "_______" shares of Parent Common Stock. As of the Closing Date, Parent does not have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

        4. The capitalization of Merger Sub is as follows: As of the Closing Date, the authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $1 per share, all of which are fully paid, validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub, and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub, to issue any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub.

        5. To our knowledge, the execution and delivery of the Agreement by Parent and Merger Sub as of the Closing Date, and their respective performance of their obligations thereunder and compliance by Parent and Merger Sub with the terms of the Agreement, do not and will not violate any provision of any federal statute, rule or regulation applicable to Parent or Merger Sub, the DGCL or any provision of their respective certificates of incorporation, as currently in effect, or the bylaws of Parent or Merger Sub as currently in effect, and, to our knowledge, do not and will not conflict with or constitute a default under the provisions of any judgment, writ, decree or order, or the material provisions of any material agreement.

        6. We are not aware that there is any action, proceeding or governmental investigation pending or overtly threatened in writing against Parent or Merger Sub, except as set forth in the Parent SEC Reports, which (a) questions the validity of the Agreement or the right of Parent or Merger Sub to enter into the Agreement or (b) would reasonably be expected to have a material adverse effect on their respective businesses or properties, if any, taken as a whole.

        7. The shares of Parent Common Stock issuable pursuant to the Agreement are duly authorized, validly issued, fully paid, nonassessable and not issued in violation of any preemptive rights arising under the DGCL, the Parent Certificate or the Parent Bylaws. To our knowledge, the issuance of such shares will not violate any preemptive or similar rights arising under any Contract to which the Parent is a party or by which its assets are bound.

        Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications, and assumptions:

COMPS.COM, INC.
[Closing Date]
Page 4


        A. We express no opinion as to the compliance or noncompliance of Parent or Merger Sub with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

        B. We express no opinion concerning the past, present or future fair market value of any securities.

        C. We express no opinion as to your compliance with any Federal or state law relating to your legal or regulatory status or the nature of your business.

        D. With respect to our opinion in Paragraph 5, we have not conducted any special investigation of laws, and such opinions are limited to the DGCL and such United States laws as in our experience are of general application to transactions of the sort contemplated by the Agreement. Without limitation, such opinions do not extend to licenses, permits, approvals, etc. necessary for the conduct of Parent's or Merger Sub's business. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Agreement because of the nature of the business of any party thereto other than Parent or Merger Sub.

        In addition, with respect to our opinion in Paragraph 5, we have relied solely upon the representations of certain officers of Parent or Merger Sub regarding the existence of facts that may result in a material default, etc., and have conducted no special investigation of agreements of Parent or Merger Sub. We have made no analysis with respect to compliance of the Parent or Merger Sub with any financial ratios and the like set forth in any real property lease, equipment lease or other agreements to which the Parent or Merger Sub is a party, and we express no opinion on the effect of the consummation of the transactions covered by the Agreement on compliance of Parent or Merger Sub with such financial covenants.

        E. With respect to our opinion in Paragraphs 3 and 4 that the issued and outstanding shares of Common Stock of Parent and Merger Sub are fully paid, we have relied solely upon the representations concerning receipt by Parent or Merger Sub of consideration for such shares made to us in certificates executed by officers of Parent or Merger Sub. With respect to our opinion in Paragraph 3 as it relates to the valid issuance and the number of shares of outstanding Parent's Common Stock, the number of outstanding options to purchase the Parent's Common Stock and the existence of any other options, warrants, conversion privileges or other rights, we have relied solely on our review of corporate minutes and on written representations of the officers of Parent.

        F. We express no opinion as to limitations imposed by the DGCL, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of the Agreement is considered a proceeding in equity or at law.

COMPS.COM, Inc.
[Closing Date]
Page 5


        G. We express no opinion as to the effect of Delaware court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon a party, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or
(ii) the other party's enforcement of such covenants or provisions under the circumstances would violate the other party's implied covenant of good faith and fair dealing, or (iii) the breach of such covenants or provisions is not a material breach of a material covenant or provision.

        H. We express no opinion as to any law, (federal or state) or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

        I. We express no opinion as to the enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law.

        J. We express no opinion as to the enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

        K. We express no opinion as to the validity, binding effect or enforceability of any provisions prohibiting waivers of any terms of the Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing.

        This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Parent or Merger Sub. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


                                        Very truly yours,